Preliminary Offering Circular dated December 5, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Grow Solutions Holdings, Inc.

$3,000,000

100,000,000 SHARES OF COMMON STOCK

$0.03 PER SHARE

This is the public offering of securities of Grow Solutions Holdings, Inc., a Nevada corporation. We are offering 100,000,000 shares of our common stock, par value $0.001 ("Common Stock"), at an offering price of $0.03 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 333,333 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

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This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “GRSO.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.03	$3,000,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.03	$3,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $30,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.03 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Grow Solutions Holdings, Inc.", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Grow Solutions Holdings, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

The speculative nature of the business;

Our reliance on suppliers and customers;

Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

Our ability to effectively execute our business plan;

Our ability to manage our expansion, growth and operating expenses;

Our ability to finance our businesses;

Our ability to promote our businesses;

Our ability to compete and succeed in highly competitive and evolving businesses;

Our ability to respond and adapt to changes in technology and customer behavior; and

Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Grow Solutions Holdings Inc., a Nevada corporation, and its wholly owned subsidiaries, Pure Roots Holding, Ltd.(“Pure Roots”), a Wyoming Company, AeroGrow Manufacturing Corp (“AeroGrow”), a Saskatchewan Canada corporation, Pure Roots Holding Ltd., a Saskatchewan Canada corporation, and Pure Roots Urban Farms, Ltd. a Saskatchewan Canada corporation, are the exclusive manufacturer of the AeroPod Grow Solution as well as designing and operating urban farms that also utilize the AeroPod grow system. The AeroPod Grow Solution has been tested since January 2017, by FarmBoys Design Corp., and has been able to yield high quality produce year-round. We plan on selling and using the Aeropods in four distinct business strategies. First, we will enter into lease to own agreements; wherein, we will team up with purchasers of our AeroPods, who will deposit a portion of the purchase price and then we will receive lease payments with the AeroPods being secured. Second, we will sell our AeroPods directly to purchasers who can finance the entire purchase, who will then utilize the AeroPods to grow plants of their choice. Third, we will build our own AeroPods and grow and sell our own produce to consumers, under our Pure Roots Urban Farms brand, and lastly, we will also have maintenance and operation agreements with our purchasers in order to assist with the entire growing process.

Our business strategy is structured into various operating divisions to attain penetration within our customer base and create opportunities and client relationships between our operating divisions. We have experienced personnel in each area of our business model in order to best facilitate the growth of our corporation. Further, our planned retail agricultural grow stores (“Urban Farms”) will be staffed with individuals knowledgeable in all products and growing needs.

Our AeroPods which are a vertical aeroponic system, meaning plants are grown without soil by exposing roots to mineral nutrient solutions in a water misting that aims to reduce expenses associated with energy, water, space, and labor. Our system has been tested by our founder and CEO since January 2017 and such testing has shown that our system can reduce water usage and produce healthy plants. Our system is fully scalable and allows our potential clients to maximize their space with the ability to expand their AeroPod farms not only horizontally but vertically. We plan to sell our licensed and proprietary vertical growing systems to farmers and produce growers who wish to establish higher produce sales yields. We plan to assemble all of our systems on and off site and utilize bulk sourced materials from outsourced manufacturers.

The Company plans on producing revenue from the sales of AeroPods, produce plant sales through our urban farms, design build construction management services and licensing fees. Our AeroPods are designed for the production of aeroponic leafy greens, vegetables, micro-greens, fruiting plants, decorative / edible flowers and herbs. Our vertical grow columns and systems can also be adapted for a variety of other uses such as horticulture research, medicinal plant production, pharmaceutical plant production, plant cloning and hardwood propagation.

In addition to these products, the Company also generates potential revenue from construction management services. When someone purchases our AeroPod system that client may also engage our Company to coordinate all design, procurement and construction work to assure that the whole project is completed and that the AeroPods operate as intended.

We also plan to acquire or lease our own land and build our own urban farms using our AeroPod system and sell organic produce, under our brand Pure Roots Urban Farms.  In addition, we plan to offer joint venture opportunities where we can establish and maintain farms in a joint venture format and provide them with profit sharing opportunities.

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Lastly, we plan to provide our Pure Roots Urban farmers services to help them identify local restaurants, wholesale distribution, and even floral shops to distribute their produce.

Our fiscal year-end date is December 31.

Our mailing address is 230-111 Research Drive, Saskatoon SK, Canada S7N 3R2. Our telephone number is (306) 220-0484. Our websites are www.aerogrowmanufacturing.com, www.purerootsfarms.com, www.GRSOinvest.com and our email address is info@AeroGrowManufacturing.ca.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol GRSO.

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THE OFFERING

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Issuer:	Grow Solutions Holdings, Inc.

Securities offered:	A maximum of 100,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of $0.03 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	138,109,281 shares issued and outstanding as of June 30, 2019

Number of shares of Common Stock to be outstanding after the offering	238,109,281 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.03

Maximum offering amount:	100,000,000 shares at $0.03 per share, or $3,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "GRSO."

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,970,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to a range of factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early stage enterprise and has commenced principal operations. The Company had no revenues and has incurred net losses of $2,825 for the year ended December 31, 2018. In addition, the Company incurred net losses of $421,964 for the six-month period ending June 30, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

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Risks Relating to Our Financial Condition

We have a history of losses and our future profitability is uncertain.

We have recently completed the testing phase of product development and plan to begin to sell and otherwise commercialize our AeroPod farming systems. Although we believe our product is ready for commercialization, we have only built and used one vertical farming system to date, which has been in operation since April 2017.  We have incurred losses since we began our company and we will continue to have losses in the future as we incur additional expenses to execute our business plan, fuel our potential growth and conduct further research and development. We expect to make significant expenditures to commercialize our AeroPod farming system, further develop our business and make technology enhancements to our AeroPod farming system.  We will have to begin to generate and sustain and increase revenues to achieve or maintain profitability.  We may not generate sufficient revenues to achieve or maintain profitability in the future. We may incur significant losses in the future for a number of reasons, including those discussed in other risk factors and factors that we cannot foresee.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success depends on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate further development of our goals and objectives, operations and investments or employ internal cost savings measures.

Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Chad Fischl. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling indoor growing equipment, urban farming systems and organic produce companies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

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We may not be able to compete successfully with other established companies offering the same or comparable products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

 Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has limited experience operating an OTC Markets reportingcompany and are subject to the risks commonly encountered by early-stage companies.

Although management of Grow Solutions Holdings, Inc. has experience in operating small companies, current management has not previously had to manage expansion while being an OTC Markets reportingcompany. Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

-risks that we may not have sufficient capital to achieve our growth strategy;

-risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

-risks that our growth strategy may not be successful; and

-risks that fluctuations in our operating results will be significant relative to our revenues.

Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and are yet to generate any revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the aeroponic indoor farming industry, which is rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

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We expect to incur substantial expenses to meet our reporting obligations as an OTC Markets reporting company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $60,000 annually to maintain the proper management and financial controls for our filings required as an OTC Markets reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the  price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to a range of factors and events, including, but not limited to:

-our ability to integrate operations, technology, products and services;

-our ability to execute our business plan;

-operating results below expectations;

-our issuance of additional securities, including debt or equity or a combination thereof;

-announcements of technological innovations or new products by us or our competitors;

-loss of any strategic relationship;

-industry developments, including, without limitation, changes in competition or practices;

-economic and other external factors;

-period-to-period fluctuations in our financial results; and

-whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

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Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 2,000,000,000 shares of common stock. We have issued and outstanding, as of October 1, 2019, 226,667,082 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As an OTC Markets reporting company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in an OTC Markets reporting company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

While the Company does not have any current intentions to perform a revesre stock split, if a reverse stock split were to occur it may decrease the liquidity of the shares of our common stock.

If a reverse split were to occur the liquidity of the shares of our common stock may be adversely affected by that reverse stock split given the reduced number of shares that will be outstanding following that reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

The Company has no current intentions on seeking a reserve stock split of its stock; nonetheless we believe that it is a possibility that if a reverse split were to occur that the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we do not have any current intentions on seeking a reverse split of our common stock, we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split, if one occurs,will result in a share price that will attract new investors.

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We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Grow Solutions Holdings, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Grow Solutions Holdings, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Grow Solutions Holdings, Inc., beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

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If we are not able to sell our AeroPod farming systems to other users or acquire land to build our Pure Roots Urban Farms, then our business will not be able to grow.

We may not be able to raise sufficient capital to acquire land to build for our Pure Roots Urban Farms, develop our Pure Roots Urban Farms, expand production capacity, or market our AeroPod systems effectively.  If we are not able to sell our AeroPod farming systems to other users or complete the construction of our own Pure Roots Urban Farms, we may not be able to generate sales, and as a result, we may never become profitable and our business prospects will suffer.

In order for us to compete and grow, we must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the sales and licensing of our product. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in our development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our future consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We face significant competition for our AeroPod farming systems in the vertical farming industry.

The vertical farming industry is highly competitive, and we compete with a number of other companies that provide vertical farming systems to the vertical farming industry. Our ability to compete successfully in the case of our AeroPod farming systems and to manage our planned growth will depend primarily upon the following factors:

·  maintaining continuity in our management and key personnel;

·  ability to react to competitive product and pricing pressures;

·  the strength of our brand;

·  increasing the productivity of our future sales employees;

·  effectively marketing and selling our vertical farming systems;

·  acquiring new customers for our vertical farming systems;

·  ability to respond to service repair requests if necessary;

·  developing and improving our operational, financial and management controls;

·  developing and improving our information reporting systems and procedures; and

·  the design and functionality of our vertical farming systems.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our solutions, loss of market share or reduction of operating profits.

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The forecasts of market growth included in this offering circular may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts contained in this offering circular may prove to be inaccurate. Even if these markets experience the forecasted growth described in this offering circular, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this offering circular should not be taken as indicative of our future growth.

After sales of our AeroPods begin, any reductions in future sales of our AeroPod farming systems will have an adverse effect on our profitability and ability to generate cash to fund our business plan.

The following factors, among others, could affect future market acceptance and profitability of our AeroPod farming systems:

· the introduction of competitive or alternative vertical farming systems;

· changes in consumer preferences among vertical farming products;

· changes in awareness of the environmental impact of vertical farming;

· changes in consumer perception about the products of vertical farming;

· the level and effectiveness of our sales and marketing efforts;

· any unfavorable publicity regarding our vertical farming systems or similar systems;

· any unfavorable publicity regarding our brand;

· litigation or threats of litigation with respect to our vertical farming systems;

· the price of our vertical farming systems relative to other competing vertical farming systems;

· price increases resulting from rising commodity costs;

· regulatory developments affecting the manufacturing or marketing of our vertical farming systems;

· any changes in government policies and practices related to our vertical farming systems; and

· new science or research that disputes the utility of vertical farming products.

Adverse developments with respect to the manufacturing or sale of vertical farming systems would significantly reduce our net sales and profitability and have a material adverse effect on our ability to maintain profitability and achieve our business plan.

We will rely on other companies to provide materials for our future vertical farming systems.

We will depend on suppliers and subcontractors to meet our contractual obligations to our future customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or subcontractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. To build our AeroPod farming systems we will require pumps, tubing, plastic molds, electronics, wood, and other supplies. Likewise, the quality of our future AeroPod farming systems may be adversely impacted if companies from whom we acquire such items do not provide materials which meet required specifications and perform to our and our customers’ expectations. Our distributors and suppliers may be less likely than us to be able to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we may rely on only one or two distributors or suppliers for a particular material.

We plan to source certain materials from a number of third-party suppliers and, in some cases, single-source suppliers.

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Although we believe that alternative suppliers will be available, the loss of any of our future material suppliers could adversely affect our results of operations and financial condition. Our inability to preserve the expected economics of these agreements could expose us to significant cost increases in future years.

We may fail to appropriately assess the suitability of our AeroPod farming system in a particular space.

We plan to build our scalable AeroPod system to fit our customer’s specifications.  Although we plan to assess the particular space to ensure proper space access and load resistance, there is no guarantee that we will be able to ensure that our customer has complied with local and federal regulations, zoning laws or certification requirements necessary to build their vertical farm. Furthermore, although we plan to build our AeroPod farming system to comply with applicable local and federal regulations including but not limited to building safety, electrical safety and security guidelines, there is no guarantee that we will be able to do so.  As a result, our brand image may be harmed, and our business and results of operations may suffer.

Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn any or enough revenue to make a profit, or that investors will not lose their entire investment.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. While our suppliers maintain insurance against product liability claims but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We may be unable to keep pace with changes in the aeroponic and urban farm industry that we plan to serve and advancements in technology as our business and market strategy evolves.

As changes in the aeroponic and urban farm industries we plan to serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more diagnostic products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

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Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales, distribution and monitoring of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and management information systems. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud,  or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We will rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other  developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal our licensed and proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce, internet of things and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

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The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $30,000) will be $2,970,000. We will use these net proceeds for the following:

Shares Offered(% Sold)	100,000,000 Shares Sold (100%)	75,000,000 Shares Sold (75%)	50,000,000 Shares Sold (50%)	10,000,000 Shares Sold (10%)
Gross Offering Proceeds	$3,000,000	$2,250,000	$1,500,000	$300,000
Approximate Offering Expenses (1)
Misc. Expenses	5,000	5,000	5,000	5,000
Legal and Accounting	25,000	25,000	25,000	25,000
Total Offering Expenses	30,000	30,000	30,000	30,000
Total Net Offering Proceeds	2,970,000	2,220,000	1,470,000	270,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	1,485,000	1,113,750	742,500	145,000
Marketing	445,500	334,125	222,750	45,000
Office Supplies	59,400	40,800	26,400	5,000
Inventory	89,100	66,825	41,200	4,000
Research & Development	207,900	155,925	103,950	20,000
Insurance (Directors, Officers, Product, General Liability)	59,400	40,800	21,350	-0-
Website	74,250	55,687	37,125	7,000
Website Ongoing Development	74,250	55,688	37,125	7,000
Travel	148,500	111,375	74,250	6,000
AeroPod Product Testing & Deployment	148,500	111,375	74,250	14,000
Legal, IP & Compliance	178,200	133,650	89,100	17,000
Total Principal Uses of Net Proceeds	2,970,000	2,220,000	1,470,000	270,000
Amount Unallocated	-0-	-0-	-0-	-0-

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 10% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of June 30, 2019 was $(7,592,268) or $(0.055) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $30,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.03	$0.03	$0.03	$0.03
Historical net tangible book value per share as of June 30, 2019 (1)	(0.055)	(0.055)	(0.055)	(0.055)
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.036)	(.03)	(.022)	(.013)
Net tangible book value per share, after this offering	(.019)	(.025)	(.033)	(.042)
Dilution per share to new investors	$0.049	$0.055	$0.063	$0.073

(1)	Based on net tangible book value as of June 30, 2019 of $(7,592,268) and 138,109,281 outstanding shares of Common stock as of June 30, 2019.
(2)	After deducting estimated offering expenses of $30,000.

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The following table summarizes, on a pro forma basis as of June 30, 2019, the number of shares of shares of Common Stock that would be issued, assuming the sale of all of the Common Stock offered, the total consideration paid and the average price per Common Share paid by the existing stockholders and by new investors purchasing Common Stock in the Offering, assuming sale of all 100,000,000 Shares of Common Stock.

	Existing Shareholders	Investors Purchasing Offered Shares (1)	Total (1)
Shares purchased	138,109,281	100,000,000	238,109,281
Total consideration	$ 1,118,685	$ 3,000,000.00	$ 4,118,685
Average price	$ 0.0081	$ 0.03	$ 0.017
(1) Before deduction of estimated Offering expenses.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-the information set forth in this Offering Circular and otherwise available;

-our history and prospects and the history of and prospects for the industry in which we compete;

-our past and present financial performance;

-our prospects for future earnings and the present state of our development;

-the general condition of the securities markets at the time of this Offering;

-the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

-other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

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1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by check wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit in experts in the field as well as seek partners and joint ventures to join us in the use of our AeroPods and Pure Roots Urban Farms.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

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RESULTS OF OPERATIONS

Working Capital	June 30, 2019 $	December 31, 2018 $
Cash	$1,826	-
Current Assets	1,826	-
Current Liabilities	(7,594,094)	(2,825)
Working Capital (Deficit)	(7,592,268)	(2,825)

Cash Flows for the Six Months Ended:	June 30, 2019 $
Cash Flows provided by (used in) Operating Activities	(158,174)
Cash Flows provided by Financing Activities	160,000
Cash Flows used in Investing Activities	-
Net Increase (decrease) in Cash During Period	1,826

Results for the Three Months Ended June 30, 2019

Operating Revenues

The Company’s revenues were $nil for the three months ended June 30, 2019.

Cost of Revenues

The Company’s cost of revenues was $nil for the three months ended June 30, 2019.

Gross Profit

For the three months ended June 30, 2019, the Company’s gross profit was $nil.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, purchasing of office supplies, marketing and legal and accounting expenses. For the three months ended June 30, 2019, general and administrative expenses were $320,536.

Other Income (Expense)

Other income (expense) consisted of interest expense of $(155,477), gain from the change in fair value of derivatives of $296,119, Gain on debt extinguishment of $183,069 and derivative expense of $(168,927). For the three months ended June 30, 2019, there was a $154,784 gain on total other income.

Net Income (loss)

Our net loss for the three months ended June 30, 2019, was $165,752. The loss for the three months ended June 30, 2019 was mainly composed of factors described above.

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Results for the Six Months Ended June 30, 2019

Operating Revenues

The Company’s revenues were $nil for the six months ended June 30, 2019.

Cost of Revenues

The Company’s cost of revenues was $nil for the six months ended June 30, 2019.

Gross Profit

For the six months ended June 30, 2019, the Company’s gross profit was $nil.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, purchasing of office supplies, marketing and accounting expenses. For the six months ended June 30, 2019, general and administrative expenses was $385,120. The General administrative expense is primarily attributable to general and administrative expenses due to operations in the company.

Other Income (Expense)

Other income (expense) consisted interest expense of $(272,795), a gain from the change in fair value of derivatives of $151,311, Gain on debt extinguishment of $183,069, other income of $500,000, and derivative expense of $(598,429). For the six months ended June 30, 2019, there was a $(36,844) expense to the Company.

Net Income (loss)

Our net loss for the six months ended June 30, 2019, was $(421,964. The net loss is influenced by the matters discussed above.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties and third parties, through capital investment and borrowing of funds.

At June 30, 2019, the Company had total current assets of $1,826 compared to $nil at December 31, 2018. Current assets consisted of cash. The increase in current assets $1,826 was primarily attributed to an increase in cash provided by third party promissory notes.

At June 30, 2019, the Company had total current liabilities of $7,594,094 compared to $7,474,168 at December 31, 2018. Current liabilities consisted primarily of the accounts payable and accrued expenses, settlement reserves, convertible notes and derivative liabilities. The increase in our current liabilities was attributed to the increase in the amounts owed to accounts payable and accrued expenses of $407,523, derivative liabilities of $434,432 and the decrease in settlement reserves of $500,000.

We had negative working capital of $7,592,268 as of June 30, 2019 compared to $7,474,168 as of December 31, 2018.

Cashflow from Operating Activities

During the six months ended June 30, 2019, cash used in operating activities was $158,174. The cash used for operating activities was primarily due to general and administrative expenses in relation to our increased operations in our subsidiaries.

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Cashflow from Investing Activities

During the six months ended June 30, 2019 cash used in investing activities was $nil.

Cashflow from Financing Activities

During the six months ended June 30, 2019, cash provided by financing activity was $160,000.

Results for the Year Ended December 31, 2018

Working Capital	December 31, 2018 $
Cash	-
Current Assets	-
Current Liabilities	(2,825)
Working Capital (Deficit)	(2,825)

Cash Flows	For the year ended December 31, 2018 $
Cash Flows from (used in) Operating Activities	(2,825)
Cash Flows from (used in) Investing Activities	-
Cash Flows from (used in) Financing Activities	-
Net Increase (decrease) in Cash During Period	-

Operating Revenues

The Company’s revenues were $nil for the year ended December 31, 2018.

Cost of Revenues

The Company’s cost of revenues was $nil for the year ended December 31, 2018.

Gross Profit

For the year ended December 31, 2018, the Company’s gross profit was $nil.

General and Administrative Expenses

General and administrative expenses consisted primarily of incorporation fees and start-up costs. For the year ended December 31, 2018, general and administrative expenses were $2,825.

Other Income (Expense)

For the year ended December 31, 2018 there was no other income (expense) recorded by the Company.

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Net Loss

Our net loss for the year ended December 31, 2018 was $(2,825). The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At December 31, 2018, the Company had total current assets of $nil.

At December 31, 2018, the Company had total current liabilities of $2,825. Current liabilities consisted primarily of the accrued expenses, due to related party, in relation to incorporation and start-up costs.

We had negative working capital of $2,825 as of December 31, 2018.

Cashflow from Operating Activities

During the year ended December 31, 2018, cash provided by (used in) operating activities was $nil.

Cashflow from Investing Activities

During the year ended December 31, 2018, cash provided by (used in) investing activities was $nil.

Cashflow from Financing Activities

During the year ended December 31, 2018, cash provided by (used in) financing activity was $nil.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have stated in our financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of December 31, 2018, the Company total liabilities of $2,825, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan of selling our AeroPods and Pure Root Urban Farms or the produce therefrom.

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Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and website, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 1 and Note 2 of the Company’s unaudited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

-not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following June 30.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, for Tier 1 issuers, being required to file only an exit report that details the termination or completion of the offering. The Company is not registering any shares under the Exchange Act and will not be required to file anything with the SEC after the termination of this Offering.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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Grow Solutions Holdings, Inc.

______

Summary

Grow Solutions Holdings Inc., a Nevada corporation, and its wholly owned subsidiaries, Pure Roots Holding, Ltd.(“Pure Roots”), a Wyoming Company, AeroGrow Manufacturing Corp (“AeroGrow”), a Saskatchewan Canada corporation, Pure Roots Holding Ltd., a Saskatchewan Canada corporation, and Pure Roots Urban Farms, Ltd. a Saskatchewan Canada corporation, are the exclusive manufacturer of the AeroPod Grow Solution as well as designing and operating urban farms that also utilize the AeroPod grow system. The AeroPod Grow Solution has been tested since 2017 in the cold semi-arid climate of Saskatoon, Canada and has been able to yield high quality produce year-round. We plan on selling and using the Aeropods in four distinct business strategies. First, we will enter into lease to own agreements; wherein, we will team up with purchasers of our AeroPods, who will deposit a portion of the purchase price and then we will receive lease payments with the AeroPods being secured. Second, we will sell our AeroPods directly to purchasers who can finance the entire purchase, who will then utilize the AeroPods to grow plants of their choice. Third, we will build our own AeroPods and grow and sell our own produce to consumers, under our Pure Roots Urban Farms brand, and lastly, we will also have maintenance and operation agreements with our purchasers in order to assist with the entire growing process and maintenance of the AeroPods.

Our business strategy is structured into various operating divisions to attain penetration within our customer base and create opportunities and customer relationships between our operating divisions. We have experienced personnel in each area of our business model in order to best facilitate the growth of our corporation. Further, our planned retail agricultural grow stores will be staffed with individuals knowledgeable in all products and growing needs.

Corporate History

Grow Solutions Holdings, Inc. (formerly LightTouch Vein & Laser, Inc.) is a corporation incorporated under the laws of the State of Nevada on May 1, 1981 (the “Company”). The current focus of our Company is our AeroPod grow systems, which are a vertical aeroponic farming technology with what we believe to be an exceptional vertical farming system that uses technology to allow farmers to grow plants in a far higher density, using less water, energy and nutrients than classical farming or hydroponic systems based on our past results.

Commencing in 1999 the Company acquired two subsidiary corporations having the name of LightTouch Vein & Laser, Inc. that were incorporated under the laws of the states of Ohio and South Carolina, respectively.

During 2000 the Company or its aforementioned subsidiaries acquired The Charleston Dermatology and Cosmetic Surgery Center (“Charleston Dermatology”); Bluegrass Dermatology and Skin Surgery Center, P.S.C.; Center for Weight Control, P.S.C.; and Vanishing Point, Inc. (“Vanishing Point”); all of which became subsidiaries of the Company.

During 1999 and 2000, the Company conducted its business operations primarily through its subsidiaries and reported the results of its operations and its financial condition on a consolidated basis. Subsequent to the closing of the Vanishing Point acquisition in August 2000, financial difficulties arose which prevented the subsidiary corporations from operating profitably. Consequently, each of the Company’s subsidiaries ceased operations and, in most cases, filed for bankruptcy in the applicable federal court, the proceedings of which lasted in some cases through 2005.

In 2006, Ed Bailey was appointed as our Sole Officer and Director.

On April 18, 2011, LightTouch Vein & Laser, Inc. (the “Company”) received the resignation of Michael Lami from his positions as director of the Company.  Mr. Lami indicated he wanted to pursue other business opportunities and no longer had time to devote to the Company.  Mr. Lami had no disputes with the Company.

Acquisition of Grow Solutions, Inc.

On April 28, 2015, LightTouch Vein & Laser, Inc. (“LightTouch”) entered into an Acquisition Agreement and Plan of Merger (the “Grow Solutions Acquisition Agreement”) with Grow Solutions, Inc., a Delaware corporation (“Grow Solutions”) and LightTouch Vein & Laser Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“LightTouch Acquisition”). Under the terms of the Grow Solutions Acquisitions Agreement, Grow Solutions merged with LightTouch Acquisition and became a wholly owned subsidiary of LightTouch. The Grow Solutions’ shareholders and certain creditors of LightTouch received 44,005,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Grow Solutions. Following the closing of the Grow Solutions Acquisition Agreement, Grow Solutions’ business became the primary focus of LightTouch, and Grow Solutions management assumed control of the management of LightTouch with the former director of LightTouch resigning upon closing of the Agreement.

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Effective April 28, 2015, Ed Bailey resigned from his positions as the Sole Officer and director of the Company. There were no disagreements between Mr. Bailey and the Company or any officer or director of the Company.

Effective April 28, 2015, Jeffrey Beverly was appointed as a member of the Board of Directors:

Acquisition of One Love Garden Supply LLC

Effective May 13, 2015 (the “Closing Date”), LightTouch entered into an Acquisition Agreement and Plan of Merger (the “OneLove Acquisition Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of LightTouch (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of LightTouch. Under the terms of the OneLove Acquisition Agreement, the Members received (i) 1,450,000 shares of LightTouch common stock (the “Equity”), (ii) Two Hundred Thousand Dollars (US $200,000) (the “Cash”), and (iii) a cash flow promissory note in the aggregate principal amount of $50,000 issued by OneLove in favor of the Members (the “Cash Flow Note”), whereby each fiscal quarter, upon LightTouch recording on its financial statements $40,000 in US GAAP Net Income (“Net Income”) from sales of LightTouch products (the “Net Income Threshold”), LightTouch shall pay to the Members 33% of LightTouch Net Income generated above the Net Income Threshold. The aforementioned obligations owed under the Cash Flow Note shall extinguish upon the earlier of (i) payment(s) by LightTouch in an amount equal to $50,000 in the aggregate or (ii) May 5, 2016 (collectively, the Cash Flow Note, the Equity, and the Cash, the “Consideration”). The Consideration provided to the Members was in exchange for all of the issued and outstanding membership interests of OneLove. Following the Closing Date, OneLove’s indoor and outdoor gardening supply business was acquired by LightTouch and LightTouch management assumed control of the management of OneLove with the former managing members of OneLove resigning from OneLove upon closing of the OneLove Acquisition Agreement.

On June 24, 2015, LightTouch filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to change its corporate name from LightTouch Vein & Laser, Inc. to Grow Solutions Holdings, Inc.

On August 3, 2015, the board of directors of Grow Solutions Holdings, Inc. (the “Company”), appointed Hon. Randy Avon, Leslie Bocskor, Howard Karasik, and William Hayde as members of the Company’s board of directors.

On September 1, 2015, Grow Solutions Holdings, Inc. (the “Company”) was informed that Hon. Randy Avon resigned from his position as a member of the board of directors of the Company, and all other positions to which he may have been assigned, regardless of whether he served in such capacity. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 7, 2017, the Company filed an amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”).

Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

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Fifty-one (51) shares of Series A Preferred Stock were authorized and fifty-one (51) shares of Series A Preferred Stock were issued to Grow Solutions Holdings, LLC, a Colorado limited liability company (the “LLC”) controlled equally by each member of the Board of Directors of the Company (the “Board”).

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Additionally, all of the issued and outstanding shares of Series A Preferred Stock will be forfeited and canceled by the LLC upon the earlier of (i) the Company closing a financing transaction whereby it receives an investment in an amount equal to at least $3,000,000, or (ii) twenty four (24) months from the filing date of the Amendment in the State of Nevada (the “Holding Period”), unless such Holding Period is extended by a majority vote of the Board. On May 25, 2019, by a unanimous vote of Directors of the Company the Series A Preferred Stock was extended for three years.

On October 26, 2017, the Board of Directors (the “Board”) of Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”), appointed Mr. Gerard Danos as interim President of the Company and Ms. Jacquelyn Gogin and Ms. Alyce Schreiber as members of the Board, effective immediately upon the resignations.

On October 26, 2017, the Company was informed that Mr. Jeffrey Beverly voluntarily resigned as President of the Company, a member of the Board, and all other positions with the Company and the Subsidiaries to which he has been assigned regardless of whether he served in such capacity, effective immediately.

On October 26, 2017, Mr. Peter Lau, Mr. Leslie Bocskor, and Mr. Howard Karasik (the “Directors”) voluntarily resigned as members of the Board and all other positions with the Company and the Subsidiaries to which the Directors have been assigned, regardless of whether the Directors served in such capacity, effective immediately.

On November 20, 2017, the members of the Board of Directors (the “Board”) of Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”), appointed Ms. Alyce Schreiber as Interim President, effective immediately upon the removal of Gerard Danos by the Board.

On March 5, 2019, Grow Solutions Holdings, Inc. (the “Company”) entered into a securities exchange agreement (the “Securities Exchange Agreement”) with the shareholders of Pure Roots Holding, Ltd., representing 100% of the outstanding shares thereof (collectively the “Seller”), and Pure Roots Holding, Ltd., a Wyoming corporation (“PRH”), whereby the Company purchased from the Seller 100% of the issued and outstanding restricted common stock of PRH in exchange for 85,000 shares of the Company’s newly created Series B Preferred Stock (the “Series B Preferred Stock”).

In connection with the Securities Exchange Agreement, Mr. William Hayde submitted his resignation from his positions as Executive Director and member of the Company’s Board of Directors (the “Board”), effective March 5, 2019. Mr. Hayde did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 5, 2019, in connection with the CEO Resignation, the Board appointed Mr. Chad Fischl as Chief Executive Officer, effective March 5, 2019.

On March 5, 2019, in connection with the CFO Resignation, the Board appointed Mr. Wayne Hansen as Chief Financial Officer, effective March 5,2019.

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On March 5, 2019, the Secretary of State of the State of Nevada delivered confirmation of the effective filing of the Company’s Certificate of Amendment to its Certificate of Incorporation, which established 100,000 shares of the Company’s Series B Preferred Stock, having such designations, rights and preferences as set forth therein, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and bylaws.

The holders of Series B Preferred Stock rank senior to the Company’s Common Stock and Series A Preferred Stock and will vote together with the holders of the Company’s Common Stock on an as-converted basis on each matter submitted to a vote of holders of Common Stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a holder shall be equal to one (1) vote for each share of Common Stock into which such holder’s outstanding shares of Series B Preferred Stock may be converted. Each holder shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Company’s bylaws.

On November 15, 2019, Mr. Hansen resigned as an Officer and Director of the Company. Mr. Hansen, did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 15, 2019, in connection with the CFO Resignation, the Board appointed Mr. Chad Fischl as Chief Financial Officer, effective November 15, 2019.

Corporate Structure

GRSO
Grow Solutions Holdings Inc.
(Nevada)
Pure Roots Holding, Ltd.
(Wyoming)
Pure Roots Holdings Canada Inc.
(Saskatchewan, Canada)
AeroGrow MANUFACTURING INC.
(Saskatchewan, Canada)
PURE ROOTS
Pure Roots Urban Farms Corp.
(Saskatchewan, Canada)

BUSINESS

_________

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in this Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

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Our Business Overview

We are a vertical aeroponic farming technology company with what we believe to be an exceptional vertical farming system that uses technology to allow farmers to grow plants in a far higher density, using less water, energy and nutrients than classical farming or hydroponic systems based on past results.

Aeroponics is the process of growing plants in an air or mist environment without the use of soil or an aggregate medium (known as geoponics). Aeroponic culture differs from both conventional hydroponics and in-vitro (plant tissue culture) growing. Unlike hydroponics, which uses water as a growing medium and essential minerals to sustain plant growth, aeroponics is conducted without a growing medium. Because water is used in aeroponics to transmit nutrients, it is sometimes considered a type of hydroponics.

Our AeroPods which are a vertical aeroponic system, meaning plants are grown without soil by exposing roots to mineral nutrient solutions in a water misting that aims to reduce expenses associated with energy, water, space, and labor. Our system has been tested by our founder and CEO since the beginning of 2017 in Saskatoon, Saskatchewan, Canada and such testing has shown that our system can reduce water usage and produce healthy plants. Our system is fully scalable and allows our potential clients to maximize their space with the ability to expand their AeroPod farms not only horizontally but vertically. We plan to sell our licensed and proprietary vertical growing systems to farmers and produce growers who wish to establish a higher produce sales yields. We plan to assemble all of our systems on and off site and utilize bulk sourced materials from outsourced manufacturers.

Potential Site Configurations (AeroGrow Cannabis Facility (left), Pure Roots Urban Farm (Right)

We plan to either sell, license or build our own urban farms using our AeroPods and AeroPod systems to our future customers. Purchasers of our systems will receive installation service and we will offer support services. We will employ and engage as contractors and hire experienced construction workers to make sure our AeroPod system is constructed to our rigorous demands. Once the AeroPod system is constructed, we will perform a final test on the system to make sure everything is in working order, and that the customer is satisfied with the quality of the system.

The Company plans on producing revenue from the sales of AeroPods, produce plant sales through our urban farms, design build construction management services and licensing fees. Our AeroPods are designed for the production of aeroponic leafy greens, vegetables, micro-greens, fruiting plants, decorative / edible flowers and herbs. Our vertical grow columns and systems can also be adapted for a variety of other uses such as horticulture research, medicinal plant production, pharmaceutical plant production, plant cloning and hardwood propagation.

In addition to these products, the Company also generates revenue from potential construction management services. When someone purchases our AeroPod system that client may also engage our Company to coordinate all design, procurement and construction work to assure that the whole project is completed and that the AeroPods operate as intended.

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We also plan to acquire or lease our own land and build our own urban farms using our AeroPod system and sell organic produce.  In addition, we plan to offer joint venture opportunities where we can establish and maintain farms in a joint venture format and provide them with profit sharing opportunities.

We are also planning to provide our Urban farmers services to help our AeroPod Farms, identify local restaurants, wholesale distribution, and even floral shops to distribute their produce.

It is our goal to help the customer from start to finish, including everything from assessing the proper contract, finding the right construction crews, and troubleshooting any issues that might come up.

Manufacturing Distribution and Marketing License and Trademark Agreement

In February 2019, the Company entered into a Manufacturing Distribution and Marketing License and Trademark Agreement (Distribution Agreement) with FarmBoys Design Corp. (“FarmBoys”), wherein the Company agreed to obtain the exclusive rights to manufacture, distribute, license and use all of the trademarks and licensed and proprietary AeroPod technology from FarmBoys, for an initial period of five (5) years with an automatic renewal for another five (5) year period. In consideration of the rights granted by the Licensor, the Licensee shall pay to the Licensor a royalty equal to an amount of:

(a)	10% of the Net Purchase Price of any and all Aeropod Units and / or Nutrients manufactured using the Licensors designs and formulas and sold by Licensee; and
(b)	10% of the Net Sales Price of any and all Urban Farms Produce vegetables and fruit that are grown using the Licensors designs and formulas and sold by Licensee; and
(c)	In respect of all Services sold by the Licensee that Licensor is contracted to perform, Licensor shall receive its cost plus an additional 15%; and
(d)	Additionally, $10,000 license fee is paid out per Aeropod vertical grow container sold within the Aeropod Unit upon receiving first down payment on Purchase Order from customer to the Licensee.

The licensed products from FarmBoys, mean the designs created and prepared by the Licensor from which the Licensee shall manufacture the Aeropod Units, and alike and at the time of manufacture shall include any modifications, improvements, or amendments to the Designs devised or developed by the Licensor either before or during the term of this Agreement and notified to the Licensee. The FarmBoys Grow Package also includes the growing specifications and techniques created and prepared by the Licensor from which the Licensee shall use in order to grow the produce under the label of Urban Farms Produce, and alike and at the time of production shall include any modifications, improvements, or amendments to the Designs in regards to the growing of the produce in the Aeropod Units devised or developed by the Licensor either before or during the term of this Agreement and notified to the Licensee.

The following are some of the important termination clauses in the distribution agreement. Licensor shall have the right to immediately terminate this agreement by giving written notice to licensee in the event that licensee does any of the following:

•	After having commenced sale of the Licensed Products, fails to continuously sell Licensed Products for three (3) consecutive Royalty Periods; or
•	Fails to obtain or maintain product liability insurance in the amount and of the type provided for herein; or
•	Files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if the licensee discontinues its business or a receiver is appointed for the licensee or for licensee’s business and such receiver is not discharged within thirty (30) days; or
•	Breaches any of the provisions of this Agreement relating to the unauthorized assertion of rights in the Trademarks; or
•	Fails, after receipt of written notice from licensor, to immediately discontinue the distribution or sale of the licensed products or the use of any packaging or promotional material which does not contain the requisite legal legends; or
•	Fails to make timely payment of royalties when due two or more times during any twelve-month period.

The Distribution Agreement is only assignable upon the agreement of all Parties involved. There is a potential for a conflict of interest between FarmBoys Design Corp., and the Company, as Mr. Chad Fischl, is the founder of FarmBoys Design Corp., and is the individual responsible for creating the AeroPod, he is also a Director of FarmBoys Design Corp. and has the ability to effect decisions over the Company’s operations through contractual arrangements. As, Mr. Fischl is also our Chief Executive Officer and Director there is the potential for a conflict of interest between the Company and FarmBoys Design Corp.

The foregoing summary description of the terms of the Distribution Agreement may not contain all information that is of interest to the reader. The summary description of the Distribution Agreement also contains customary events of termination and cancellation. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which are filed as Exhibit 6.8 hereto and is incorporated herein by this reference.

Vertical Farming Industry

According to Global Market Insights, Inc., the global vertical farming market is expected to grow at a compound annual growth rate of 27%, from $2 billion in 2017 to over $13 billion by 2024. Growth in vertical farming is being driven by low labor costs, the proximity of vertical farms to consumer bases, accessibility to fresh produce, and the lack of pesticide usage.

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Source: Global Market Insights, Inc.

The three main segments of vertical farming are hydroponics (the process of growing plants in sand, gravel, or liquid, with added nutrients but without soil), aeroponics (the process of growing plants in an air or mist environment without the use of soil), and aquaponics (waste produced by farmed fish or other aquatic animals supplies nutrients for plants grown hydroponically, which in turn purifies the water). While hydroponics technology is expected to continue to dominate the market over the next few years, aeroponics and aquaponics are expected to show rapid growth due to the lower water usage of the former and the rising adoption of the latter by small-scale systems due to cost benefits.

Vertical farming has grown at a rapid pace in the Asia-Pacific region due to declining food self-sufficiency and arable lands in the Asia-Pacific region. Much of this growth is projected to be due to Asian governments’ support of indoor agriculture ranging from national policy initiatives to subsidies.

Aeroponic / Hydroponic Industry - Background

Aeroponic technology is derived from hydroponics and occurs when plant roots are suspended in an air chamber and bathed with a water and a nutrient solution. We believe that the aeroponic technology used in our indoor agriculture AeroPod products is a technological advancement over all other hydroponic and aeroponic growing systems because plant roots are partially suspended in air and allowed direct access to oxygen, while being suffused in a highly oxygenated, nutrient rich solution.  Based on published research, we believe the use of a well-designed and maintained aeroponic system can increase plant growth and yield when compared to other hydroponic or soil-based systems.

Until the development of the AeroPod products, several barriers prevented aeroponic technology from being incorporated into mainstream. Growing in a controlled, indoor environment is complex, requiring knowledge of plant growth responses to variables such as lighting, irrigation, temperature, humidity, CO2, and air pressure. Soil-less production increases the complexity of the system, requiring additional management of either the hydroponic or aeroponic nutrient solutions. Water is less tolerant than soil and the nutrient content, pH, and aeration of the solution must be monitored and maintained in a tight range to grow any crop successfully. This small margin of error often resulted in growers discarding used nutrient solution rather than recirculating it.

Traditional indoor grow facilities are typically housed in large warehouses, requiring high upfront costs, and tying the grower to a building of a set size. The high energy demands of heating and cooling a large structure and operating indoor lighting lower the efficiency and increase the costs of operating traditional hydroponic facilities. Furthermore, in these large open warehouses a single growing environment is used for multiple crops at different growth stages and can’t be targeted to individual crop needs.

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Existing solutions to traditional soil-less growing systems have their own limitations. In other modular systems one-size-fits-all lighting, plant canopy overlap, and root space restrictions limit the selection of crops that can be grown. Growing plants on flat surfaces, either horizontal or vertical, restricts light access. As plants grow, they overlap each other and shade their neighbours, resulting in yield loss and uneven growth. In channel type systems shallow channel depth and presence of wicking materials further limits plant growth by restricting root space.

Although aeroponic technology was developed in the 1930’s, world-wide more and more large-scale urban crop production are now being cultivated through this technology. As the aeroponics provides a controlled environment which encompass the following:

•	a consistent crop;
•	intelligent growth lights and natural light;
•	air filtration and circulation systems for controlling heat buildup (from the lights) and eliminate exhaust odors
•	aeroponics designed to ensure both water, oxygen, and nutrient management systems; and a computer control system to which provide ideal levels of nutrients, lights, air circulation, oxygen, and moisture requirements at all times.

Advantages of the aeroponics systems are:• Faster growth • Higher yields • Better quality. • Reduced labour cost

•	Reduced risk of disease and pests
•	Reduced nutrient costs
•	Reduced water requirements.
•	Scalable application
•	Less space and easier mobility of crops
•	Crops easier to harvest.

Our AeroPods

Our AeroPods bring the aeroponic technology to the mainstream by offering a highly automated indoor environment that senses and adjusts growing conditions to meet plant demands. Our differentiated AeroPod products allow a wide range of crops to be grown while tailoring the canopy space, root space, and energy demand to the crop’s needs. The F1, C1, and N1 Series AeroPods come with pre-set lighting, irrigation, temperature, humidity, CO2, air pressure, nutrient dosing, and pH optimized for produce (F1), cannabis (C1), and nursery crops (N1).

Our plant monitoring and diagnostic tools that are in development will allow monitoring and response to plant stresses before visible symptoms are present. Our licensed and proprietary grow products will take the guesswork out of soil-less production, allowing both experienced and inexperienced growers to consistently harvest a high-quality and high yielding crop.

The modular design of the AeroPod allows facilities to be constructed of many, individually controlled grow rooms. This feature allows multiple crops in different growth stages to be kept in their optimal growing conditions, while allowing facility size to be readily modified. The system features high efficiency LEDs, air re-balancing and recirculation, dehumidification, insulation, conditional outside air exchange, and off the grid capabilities. Automated nutrient solution balancing allows all unused water to be collected, re-balanced, and recirculated.

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Unlike many other indoor growing systems, aeroponics provides a completely controlled environment. Our licensed and proprietary growing system provides direct feed to the aeroponics based root system, and the AeroPod provides an enclosed air system for the entire facility. A centralized monitoring system ensures optimal temperature and ideal nutrients are delivered continually and consistently to the plants. This results in optimal growing conditions, superior quality, and superior yields. Our management system is designed to train employees to monitor the system as well as giving us the ability to monitor all of our client’s systems (if requested) to ensure continued optimality.

AeroPod Products

We currently offer three different indoor agriculture models with list prices ranging from approximately $200,000 – $260,000 (Canadian Funds) and differentiated based on the type of produce grown within: food, cannabis or nursery plants. The AeroPod product line has been a working development for over 2 years (Jan 2017) with the current R&D unit located at the University of Saskatchewan that has remained operational since being built.

Our AeroPod product line is divided into Series of AeroPods:

·	F1 Series AeroPod – Food Production
·	C1 Series AeroPod – Cannabis Cultivation
·	N1 Series AeroPod – Nursey for Establishing Plants (Applicable to both Food and Cannabis Production)
·	E1 Series AeroPod – Modular Cannabinoid Extraction Facility – In Development

PRODUCT SERIES

F1 Series

The F1 AeroPod is designed for leafy green, tender leaf, micro green, and edible and decorative flower production. Specifically, this unit is designed with 104 grow columns to maximize the production within the unit. The F1 AeroPod has been designed for mobility, allowing a farm hand/harvester to plant, inspect, and harvest produce with ease.

C1 Series

The C1 AeroPod has been specifically designed for the emerging cannabis industry. The unit is outfitted with 36 proprietary grow columns which can flower/bud 432 plants at a time producing an estimated average of 72lbs of dried cannabis each harvest -or- 535lbs per year. Cannabis plants grow faster and larger than the majority of produce and these factors have been taken into consideration when we designed the C1 AeroPod.

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N1 Series

The N1 AeroPod is a modular nursery unit that can establish over 25,000 plants at a time, once roots are established the plants are transplanted into a F1 or C1 AeroPod. Aeroponic agriculture has a very fast turn-over time from establishment to harvest and therefore we foresee the N1 AeroPod as an important piece to both F1 and C1 AeroPod operations.

E1 Series – In Development

The E1 extraction facility features cutting edge solvent-less extraction technology which preserves the full spectrum of cannabinoids and terpenes. High extraction selectivity allows to capture cannabis trichomes in range from 190 to 25 microns which are almost never isolated with solvent based extraction methods.

Pure Roots Urban Farms, Ltd.

Overview

Pure Roots Urban Farms, plans to engage in aeroponic urban farming, employing the use of our AeroPods and related technology for organic farming that is based on sustainable agriculture with non-genetically modified organisms, as well as providing locally sourced fresh produce as our core priority. With our AeroPods small footprint we can set them up in urban settings and be able to meet urban fresh food supply challenges.

Urban agriculture can be defined as growing fruits, herbs, and vegetables in cities, a process that is accompanied by many other complementary activities such as processing and distributing food, collecting and reusing food waste, water, and educating, organizing, and employing local residents. Urban agriculture, a new and emerging industry, is integrated in individual urban communities and neighborhoods by making use of underutilized indoor and outdoor space.

Through the use of our AeroPods systems we will create a local sustainable agriculture that will produce food, or other plant products using farming techniques that protect the environment, public health, and our communities.

Our Strategy

Our Company will seek to acquire unused urban land and place our AeroPod units on that land making it suitable for organic, sustainable, and non-GMO farming. At the same time, we intend to launch the first of our indoor urban produce markets that will also sell smoothies made from our produce. In addition to operating our own urban farms, we may seek to license or franchise our farm products to third parties, such as restaurants, or grocery markets.

Pure Roots Urban Farms will bring urban farming to any city in the world and uses our AeroPods to grow fresh, healthy foods for consumers to purchase every day. This retail concept offers multiple ways for consumers to access fresh and healthy microgreens: live greens that are still growing in compostable trays, freshly made smoothies featuring harvested-to-order microgreens, freshly cut salads that are also harvested- to-order, and juices made with Aeropod grown greens.

The primary target market for the Pure Roots Urban Farms are the cities where fresh produce cannot be grown easily or at all due to the weather conditions (to dry, hot or cold) as well as whole food and grocery stores, markets, and suppliers to restaurants. Growing fresh and nutritious leafy greens despite all weather constrictions, the Pure Roots Urban Farms will be one of the most irreplaceable stores in the area.

Our AeroPod systems mitigate the risks associated with growing vegetables, herbs, microgreens, and fruits. AeroPods can be designed to incorporate retail areas and be situated at ground level, on rooftops in urban areas, or in virtually any geographic location. Revenues from our Pure Roots Urban Farms we predict will mainly be generated from the sale of fresh produce, herbs, flowers, smoothies and salads.

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Pure Roots Urban Farms – Beyond Organic / Hyper Local – Advantages

We intend to develop a global network of small commercial growers interested in contract growing for the Pure Roots Urban Farms brand who will be dedicated to our maxim Beyond Organic / Hyper Local. This brand will differentiate itself by growing produce locally so it is fresh, and where possible, alive to increase shelf life for both retailers and consumers year-round. The revenues of growers and retailers benefit from higher out-of-season prices. The Company is also developing the aerogrowmanufacturing.com and purerootsfarms.com websites to process orders for this international network of growers and to promote the Pure Roots brand, consisting of a diversified range of fruits, herbs, microgreens, and vegetables. Social media assets, the website, and print-on-demand recipes will be used to promote our crops, chefs, and restaurants that use Pure Roots Urban Farms produce. Revenues will be generated from the sale of Pure Roots Urban Farms – branded material as well as distribution and processing fees. Below are some more advantages to our Pure Roots Urban Farms:

Supply Local Markets

With transportation and food distribution costs expected to rise in the foreseeable future and with consumers increasingly interested in buying locally, there is an opportunity to supply growing environments such as the AeroPod to commercial growers within or close to urban markets. As costs associated to food distribution increase over time, more consumers will become interested in supporting local growers.

Smaller Footprint

With increasing populations and migration to urban areas, land costs in and around urban areas are expected to continue to rise over the coming decades. Because energy and food costs and demand are expected to rise in the foreseeable future, there is an opportunity to supply commercially viable growing environments that occupy a smaller footprint that is located in or around urban areas.

More Productive Year-Round

With climate change the increased risk of droughts, floods, cold and hot temperatures will continue to impact the availability of food year-round. As a result, there is a significant opportunity to supply a growing system such as the AeroPods that can grow produce year-round, provide more crops per year, and enjoy the profits associated with out-of-season production. In addition, there is an opportunity to supply AeroPods to areas not traditionally used to grow fresh produce because of inhospitable climate.

Healthier

With climate change and the consequential adverse weather conditions expected to compromise food security, there is an opportunity to supply AeroPods that can be controlled to provide a healthier growing environment that limits exposure to pathogens, root rot, humidity, fungi, algae, and excessive cold or heat.

Improved Growing System

With the increased cost of land and need to generate profits, there is an opportunity to supply growing systems to commercial farmers that will achieve higher plant densities than currently available, allow the development of healthier roots, and that use less water and nutrient solution.

Lower Cost Branding Solution for Local Suppliers

Smaller commercial growers cannot afford to brand their produce in the same way as larger commercial growers that have sophisticated websites that incorporate social media, professional packaging designs, and access to shelf space in supermarkets. As a result, there is an opportunity to allow smaller commercial growers to market their produce under a shared brand. This eventuality is accomplished by allowing smaller commercial growers to grow under contract for the Company and to market produce directly under the Pure Roots Urban Farms brand.

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Growing Systems

Most traditional greenhouse operations grow plants on horizontal surfaces; train plants to grow upwards and may suspend or stack plants in racks to form multiple layers. Because artificial lighting solutions are so costly, lights are placed high above the plants to maximize coverage. We believe that growing horizontally is not an efficient use of space.

Licensed and proprietary Aeroponic Tower Design

Our aeroponics solution was originally derived from over the counter aeroponics towers. It became immediately apparent that in order to create the most optimal aeroponic system we would need to develop our own grow columns. The result has been 5 licensed and proprietary vertical aeroponic towers that have been designed with specific crops in mind. These towers will allow for the ideal amount of plants within the grow environment to flourish and produce the highest quality crop in the shortest time frame possible.

Our Aeroponic Growing System allows plants to grow on multiple layers, positions lights closer to the plants, creates an ideal micro-climate for plants, and delivers light directly to leaves. In addition, the aeroponic nutrient delivery system oxygenates plant roots, delivers optimum droplet size for nutrient uptake, and only uses 20% of water and nutrients used by hydroponic systems.

Our Competition

The vertical farming industry is estimated to reach $3.88 Billion by 2020, at a CAGR of 30.7% between 2015 and 2020 based on a report by MarketsandMarkets, the world's No. 2 firm in terms of annually published premium market research reports. There are several Companies operating vertical farms that are offering licensing and franchises based on proprietary systems and production methods. Our primary competitors are AeroFarms, Freight Farms, Growcer, CropBox, BrightFarms, and Edenworks. The following is a description of each competitor.

AeroFarms®: Founded in 2004, AeroFarms is an indoor agriculture group that uses aeroponics, LED lights, and growth algorithms. Its patented aeroponics growing system is a closed-loop system that does not use natural light or soil. The company claims the system uses 95% less water than field farming and 40% less than hydroponics.

Freight Farms: Launched in 2010, Freight Farms provides physical and digital solutions for creating local produce ecosystems. The company’s flagship product, The Leafy Green Machine™, is a complete hydroponic growing system capable of producing a variety of lettuces, herbs, and hearty greens. Assembled inside an upcycled shipping container, the prebuilt system includes all necessary components for commercial food production and enables anyone to grow fresh produce year-round. Leafy Green Machines can be monitored in real time from any location, and users can purchase supplies directly from their mobile devices.

Growcer is a Canadian organization that has developed a horizontal stacked hydroponics system to produce their crops. This is a widely used hydroponics method simply put into a shipping container. The horizontal grow shelves are stacked on top of one another making it a task to service and harvest higher levels of growth.

Crop Box is very similar to the Growcer system utilizing a stacked horizontal grow method. This method limits the variety of produce that can be grown. Crop Box markets their product as a “farm inside of a shipping container.”

BrightFarms: BrightFarms designs, finances, builds, and operates hydroponic greenhouses at, or near, grocery retailers ─ cutting time, distance, and cost from the produce supply chain. Founded in 2011, the company claims its system uses 80% less water, 90% less land, and 95% less shipping fuel than long-distance field-grown produce. The company currently has three farms located in Illinois, Virginia, and Pennsylvania and is in the process of opening a new location in Ohio.

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Edenworks: Founded in 2013, Edenworks is creating a scalable local food supply. It operates aquaponic ecosystems that it claims use 95% less water than conventional farms, no pesticides, and no genetically modified organisms. The Brooklyn-based company services the local Whole Foods with two varietals of microgreens.

Currently there are several vertical, hydroponics companies in the market. However, we believe our system is logistically affordable while still delivering a competitive harvest and offering what we believe is a significant reduction of water and energy usage compared to conventional farming methods.

We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do.

Marketing

We expect to hire sales representatives who we can train to help us sell our AeroPod farming systems.  We also plan to attend relevant farming conferences and trade shows where we hope to meet potential strategic partners, vendors and customers. We will also market our products through our website and social media sites.  Another marketing initiative for our products will be to advertise in farming and food related print and digital magazines.  As we gain experience through these different marketing initiatives, we will make adjustments to spend more on those that we believe are most effective.  Once we have demonstrated viable marketing options, we will seek to expand our business both nationally and internationally.

We market our products to customers desiring to grow all varieties of agricultural products. We do not intend to exclude the growers of any agricultural products, including cannabis, from our marketing efforts. As of the date of this report, we are developing and offering AeroPods (C1) specifically for cannabis. All our current AeroPods can be adapted for use by cannabis growers. In the future, we may develop additional AeroPod formats, or be contracted to design additional systems, specifically for other agricultural production. Marketing our products in the U.S. in state and local jurisdictions where marijuana is legal is still uncertain due to the uncertain legal status of the growth, sale and use of cannabis due to conflicting laws under which what is illegal federally is to varying extents legal under certain state laws to the contrary [and even greater uncertainty as to what would constitute ancillary illegal activities such as aiding or abetting if any such direct actions are deemed illegal; and even if direct illegality laws were enforced, whether any ancillary related laws such as aiding and abetting would, if ever, be enforced]. We believe that if the cannabis industry were to become fully legal under both U.S. federal and state law, then this industry may well be where the most advances in technology related to our products could come from.

Target Markets

Today, an increasing number of food consumers want to know where and how their food is produced and are thus concerned about aspects such as the environmental impacts of food production, carbon footprints, and sustainability. Our AeroPod urban farm system will appeal to a growing number of entities that wish to tap into this consumer market trend.

Governmental Regulation and Certification

We are not aware of any governmental regulations or approvals for any of our products or services.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we could be deemed to be aiding and abetting illegal activities through the equipment we intend to sell in the U.S. if such equipment is used by customers who intend to purchase and use our aeroponic and vertical farm framing systems to grow cannabis. Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our equipment could be used by persons or entities engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, could seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another's criminal activities. The Federal aiding and abetting statute provide that anyone who "commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal." 18 U.S.C. §2(a). However, we do not believe that the Company's current and intended business as described in this Offering Circular violates federal law and believe we would prevail if any such action were brought against us.

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Environmental Laws and Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 230-111 Research Drive, Saskatoon SK, Canada S7N 3R2. Our telephone number is (888) 352-0826.

Employees

Other than our Officers and Directors we have three full-time employees of our business or operations who are employed at will by Grow Solutions Holdings, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our licensed and proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of October 1, 2019:

As of October 1, 2019, the Grow Solutions Holdings, Inc. had three full-time employees, and no part-time employees.

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The directors and executive officers of the Company as of October 1, 2019 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Chad Fischl	President, CEO, CFO, Treasurer, Secretary and Director	36	March 5, 2019	75
Wayne Hansen	Former Treasurer, CFO, Director	72	Resigned November 15, 2019

Chad Fischl, Age 36, Chief Executive Officer, Director. During his last year of University, in 2007, Chad started his first company, Shutout Solutions Inc., now called YXE Labs. YXE Labs was originally in the business of importing from South Korea, with exclusivity in North America, Nano Silver products used in the application of deodorizing sports gear. Mr. Fischl was the Co-CEO of YXE Labs and was an integral part of the growth of the business with retailers and professional sports teams across North America, earning endorsements from many of those teams. Mr. Fischl helped grow YXE Labs from having three products in 2007 through to, in 2017, having over 25 various products in four different markets and with internal intellectual property surrounding many of these products. In 2017, Chad resigned from his position with YXE Labs in order to pursue his new ventures through FarmBoys Design Corps. (“FarmBoys”) and, in 2017, Chad started a new venture with a group of partners from various backgrounds in engineering, oil & gas, biology and sales and marketing to form FarmBoys. As the CEO and President of FarmBoys Chad has worked tirelessly with his diverse team to design the world’s most productive modular aeroponic farming units that come fully equipped with proprietary monitoring and automation to make growing aeroponically simple and predictable with very little human intervention. Due to Mr. Fischl’s extensive experience with start-up companies, both in growing those companies and in working together with a diverse team to achieve a goal, we believe that Mr. Fischl, acting as our Chief Executive Officer and a Director of our Company, will be instrumental in helping the Company to execute on its plans for growth.

Wayne Hansen, Age 72, Former - Chief Financial Officer, Director: Mr. Hansen has an extensive history of corporate fiscal management, currently serving as the President of Caulfield Capital Management Inc., a position he has held since 2004. Before working with Caufield Capital Management, Inc., Mr. Hansen was a managing partner of Asia Liaison and a practice partner of BDO Dunwoody. While Wayne was a managing partner at Asia Liaison he was involved in the development of both short- and long-term strategic planning for the clients and company, he also was in charge of client development and retention. Mr. Hansen also has extensive experience in mergers and acquisitions and has been an officer and director of several publicly traded companies and is currently the CFO for Four Twenty Property Management, Inc., a publicly traded company currently quoted on the OTC Markets. Due to Mr. Hansen’s experience in financial oversight, public companies, mergers and acquisitions as well as his ability to manage both large and small projects, we believe that Mr. Hansen will be a valuable addition to our Company.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Except Bailey Fischl, our CEO’s wife, Clara Fischl, our CEO’s mother, and Sharon Branconnier who is the mother of Jolene Branconnier, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

______

44

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended December 31, 2018, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Chad Fischl, President, Chief Executive Officer, Treasurer, and Director	2018	$0	0	0	0	0	0	0	$0
	2017	$0	0	0	0	0	0	0	$0
Wayne Hansen, Former Chief Financial Officer, Treasurer, Secretary and Director	2018	$0	0	0	0	0	0	0	$0
	2017	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2018.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

45

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of one member. Chad Fischl, does not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Chad Fischl, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Chad Fischl collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Chad Fischl, unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

___________

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

46

None.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have planned to adopt a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Grow Solutions Holdings, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Grow Solutions Holdings, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

47

None of Grow Solutions Holdings, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Grow Solutions Holdings, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of November 25, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 267,613,435 shares of common stock deemed to be outstanding as of November 25, 2019.

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Name of Officer/Director and Control Person	Affiliation with Company	Number of shares owned(1)	Share type/class	Ownership Percentage of Class Outstanding
Chad Fischl	Officer / Director	51(2) 4,745(3)	Series A Preferred Series B Preferred	100% 4.7%
Wayne Hansen	Former Officer / Former Director	0	N/A	0%
Officers / Directors as a Group		51(2) 4,745(3)	Series A Preferred Series B Preferred	100% 4.7%
(1)	For each shareholder, the calculation of percentage of beneficial ownership is based upon the aggregate voting power outstanding as of November 25, 2019, and shares of capital stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The total aggregate number of votes is approximately 267,613,435. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

(2)	Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

 The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

(3)	The Company has Designated 100,000 shares as Series B Preferred Shares. The shares of Series B Preferred Stock have a par value of $0.001 and a liquidation value of $1,000 per share (the “Series B Liquidation Value”) and are convertible into 2,833 shares of Common Stock (the “Conversion Ratio”). The holders of shares of the Series B Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Nevada law, at an annual rate equal to 8% of the Series B Liquidation Value of such shares of Series B Preferred Stock, and shall accrue from the date of issuance of such shares of Series B Preferred Stock, payable quarterly in Common Stock valued at the closing trade price per share on the last trading day of the calendar quarter.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

49

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue Two Billion (2,000,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and twenty-five million (25,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock"), of which 51 (51) such shares have been designated as Series A Preferred Stock and one hundred thousand (100,000) share have been designated as Series B preferred Stock.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

50

Series A Preferred Stock.

Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

Series B Preferred Stock

The Company has Designated 100,000 shares as Series B Preferred Shares. The shares of Series B Preferred Stock have a par value of $0.001 and a liquidation value of $1,000 per share (the “Series B Liquidation Value”) and are convertible into 2,833 shares of Common Stock (the “Conversion Ratio”). The holders of shares of the Series B Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Nevada law, at an annual rate equal to 8% of the Series B Liquidation Value of such shares of Series B Preferred Stock, and shall accrue from the date of issuance of such shares of Series B Preferred Stock, payable quarterly in Common Stock valued at the closing trade price per share on the last trading day of the calendar quarter.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Grow Solutions Holdings, Inc. (“Grow Solutions Holdings, Inc.,” “We,” or the “Company”) is offering up to $3,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”).

51

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., whose address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, telephone number (800) 785-7782, and email info@pacificstocktransfer.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Andrew Coldicutt, Esq. of San Diego, CA.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

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WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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PURE ROOTS HOLDING LTD.

FINANCIAL STATEMENTS

December 31, 2018

Index to the Financial Statements

(Unaudited)

F-1

PURE ROOTS HOLDING LTD.

Balance Sheet

(Unaudited)

December 31, 2018
Assets
Current assets:
Cash	$-
Total current assets	-
Total Assets	$-

Liabilities and Shareholders’ Deficit
Current liabilities:
Accrued expenses	$2,825
Total current liabilities	2,825

Total liabilities

Shareholders’ deficit:
Preferred Series A Shares, $1.00 par value; 100,000 authorized; 0 issued and outstanding at September 30, 2018.	-
Common stock, $0.001 par value; 1,000,000 shares authorized; 100,000 shares issued and outstanding at December 31, 2018.	100
Additional paid in capital	(100)
Accumulated deficit	(2,825)
Total shareholders’ deficit	(2,825)
Total Liabilities and Shareholders’ deficit	$-

The accompanying notes are an integral part of these financial statements

F-2

PURE ROOTS HOLDING LTD.

Statements of Operations

(Unaudited)

Revenues	$-

Cost of revenues	-

Gross profit	-

Operating expenses:
General and administrative	2,825
Total expenses	2,825

Loss from operations before federal income taxes	(2,825)

Federal income taxes	-

Net loss	$(2,825)

Loss per share, basic and diluted	$(0.03)

Weighted average shares outstanding	100,000

The accompanying notes are an integral part of these financial statements

F-3

PURE ROOTS HOLDING LTD.

Statements Changes in of Stockholders’ Deficit

For the Years Ended December 31, 2018

					Additional
	Preferred Series A		Common Stock		Paid In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity/(Deficit)

Balance – July 18, 2018	—	$—	—	$—	$—	$—	$—

Founders shares issued to officers	—	—	100,000	100	(100)	—	—

Net loss	—	—	—	—	—	(2,825)	(2,825)

Balance - - December 31, 2018	$—	$—	100,000	$100	$(100)	$(2,825)	$(2,825)

The accompanying notes are an integral part of these financial statements

F-4

PURE ROOTS HOLDING LTD.

Statements of Cash Flows

For the Year Ended December 31, 2018

2018
Cash flows from operating activities:
Net loss	$(2,825)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in operating assets and liabilities
Accrued expenses	2,825

Net cash provided by operating activities	-

Net increase (decrease) in cash	-
Cash at beginning of year	-

Cash at end of year	$-
Supplemental Cash Flow Disclosures

Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these financial statements

F-5

PURE ROOTS HOLDING LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Company Background

Pure Roots Holding LTD (“the Company and PRH”), is a for profit corporation incorporated in July 2018 under the laws of the state of Wyoming.

NOTE 2 - GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $2,825 for the year ended December 31, 2018, resulting in an accumulated deficit of $2,825 as of December 31, 2018. The Company anticipates further losses in the development of its business. The Company had a net working capital deficit of $2,825 at December 31, 2018. Absent generation of sufficient revenue from the execution of the Company’s business plan, it will need to obtain debt or equity financing. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates. Significant estimates underlying the financial statements include the allocation of the fair value of acquired assets and liabilities associated with income tax provisions, and assessment of deferred tax asset valuation allowance.

Concentrations of Credit Risk

The Company maintains its cash accounts at financial institutions which are insured by the Canadian Depository Insurance Corporation (“CDIC”). At times, the Company may have deposits in excess of federally insured limits.

F-6

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosure,” defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Stock-Based Compensation

The Company accounts for stock based compensation costs under the provisions of ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense related to the fair value of stock based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC. 718 is also applied to awards modified, repurchased, or canceled during the periods reported.,

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under AUS 2018-07, Equity – Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model.

F-7

Basic and Diluted Net (Loss) per Common Share

Basic (loss) per common share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. There were no common stock equivalents issued or outstanding during the year ended December 31, 2018.

Research and Development

Research and development expenses are charged to operations as incurred.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered. If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss). If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiary’s local currency to be the functional currency for its foreign subsidiary.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous release’s guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous U.S. GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

F-8

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The adoption of this principle did not have an effect on the Company’s Statement of Cash Flows.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. The amendments in this Update affect the guidance in Update 2014-09. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. Based on the Company’s analysis the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards.

In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which the grantor acquires goods and services to be used or consumed in its own operations by issuing share-based payment awards. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted, but no earlier than our adoption of ASC 606. The Company chose to early adopt ASU 2018-07 in July 2018. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consist of the following at:

December 31, 2018

Due to officer	$2,825

$2,825

NOTE 5 - STOCKHOLDERS’ EQUITY (DEFICIT)

The Company had 1,000,000 par value $1.00, common shares authorized of which 100,000 were issued and outstanding at December 31, 2018.

The Company had 100,000 par value $1.00, preferred shares authorized, of which none were issued and outstanding at December 31, 2018.

F-9

NOTE 6 – INCOME TAXES

The Company had no income tax expense due to operating losses incurred for the year ended December 31, 2018.

As of December 31, 2018, the Company had federal net operating loss carryforwards (“NOL”) of approximately $2,825,. The losses expire beginning in 2038. The effect of an ownership change would be the imposition of annual limitation on the use of NOL carryforwards attributable to periods before the change Any limitation may result in expiration of a portion of the NOL before utilization.

As of December 31, 2018, the Company had Canadian NOL of approximately CD $3,741. The Canadian losses expire in stages beginning in 2038.

As a result of losses and uncertainty of future profit, the net deferred tax asset has been fully reserved. The valuation allowance during the year ended December 31, 2018, was $2,825.

Foreign earnings are assumed to be permanently reinvested. U.S. Federal income taxes have not been provided on undistributed earnings of our foreign subsidiary.

The Company recognizes interest and penalties related to uncertain tax positions in selling, general and administrative expenses. The Company has not identified any uncertain tax positions requiring a reserve as of December 31, 2018.

The Company is required to file U.S. federal and state income tax returns. These returns are subject to audit by tax authorities beginning with the year ended December 31, 2018.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

PRH acquired the exclusive rights to manufacture and market Aeropod grow structures and related technology for growing agriculture products on a worldwide basis. The agreement between FarmBoys Design Corp. and Pure Roots Holding Corp. was executed with an effective date of December 6, 2018 for a term of 5 years. The agreement consideration paid to FarmBoys Design Corp is 10% of net sales of all products sold under the agreement and a one-time license fee of US$10,000 for each Aeropod grow unit sold.

NOTE 8 – SUBSEQUENT EVENTS

On March 5, 2019, PRH shareholders exchanged all outstanding and issued common shares (100,000) of PRH for 85,000 Series B preferred shares of GRSO (an OTC Markets pink sheets traded company).

The Company has reviewed for significant transactions, potential obligations and other material events and has disclosed above all material matters between the financial statement date and March 5, 2019 (acquisition date).2,825

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

F-10

Grow Solutions Holdings, Inc.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

F-11

Grow Solutions Holdings, Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

June 30,
2019
Assets

Assets:
Cash	$1,826
Total current assets	1,826

Total Assets	$1,826

Liabilities and Stockholders’ Deficit

Current Liabilities:
Accounts payable and accrued expenses	$1,088,556
Settlement reserves	2,141,870
Convertible notes, net of premium and debt discount	3,830,016
Factoring notes payable, net of debt discount	98,835
Derivative liabilities	434,817
Total current liabilities	7,594,094

Total Liabilities	7,594,094

Commitments and contingencies

Stockholders’ Deficit
Preferred Stock, par value $0.001: 25,000,000 shares authorized; 51 Series A Preferred issued and outstanding at June 30, 2019	1
Preferred Stock, par value $0.001: 100,000 shares authorized; 100,000 Series B Preferred issued and outstanding at June 30, 2019	100
Common stock, $0.001 par value; 2,000,000,000 shares authorized; 138,109,281 shares issued and outstanding at June 30, 2019	138,108
Additional paid in capital	5,383,513
Accumulated deficit	(13,111,905)
Accumulated other comprehensive income/(loss)	(2,085)
Total Stockholders’ Deficit	(7,592,268)
Total Liabilities and Stockholders’ Deficit	$1,826

See accompanying notes to the condensed consolidated financial statements

F-12

Grow Solutions Holdings, Inc.

Condensed Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2019

(Unaudited)

	The Three Months Ended June 30, 2019	The Six Months Ended June 30, 2019

Sales	$-	$-
Cost of Goods Sold	-	-

Gross profit	-	-

OPERATING EXPENSES

Selling, general and administrative	320,536	385,120

Total Operating Expenses	320,536	385,120

OPERATING (LOSS)	(320,536)	(385,120)

OTHER INCOME (EXPENSE)
Other income	-	500,000
Gain on debt extinguishment	183,069	183,069
Derivative expense	(168,927)	(598,429)
Change in fair value of derivative	296,119	151,311
Interest expense	(155,477)	(272,795)

Total Other Income (Expense)	154,784	(36,844)

NET (LOSS) BEFORE INCOME TAXES	(165,752)	(421,964)
Provision for income taxes

NET (LOSS)	$(165,752)	$(421,964)

BASIC AND DILUTED LOSS PER SHARE	$(0.004)	$(0.002)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING

Weighted Average Shares Outstanding - Basic and Diluted	120,779,718	106,596,789

NET LOSS	(165,752)	(484,964)
Foreign Currency Translation	(2,085)	(2,085)
TOTAL COMPREHENSIVE INCOME (LOSS)	(167,837)	(487,049)

See accompanying notes to the condensed consolidated financial statements

F-13

Condensed Consolidated Statement of Changes in of Stockholders’ Deficit For the Three and Six Months Ended June 30, 2019

(Unaudited)

For the Three Months Ended June 30, 2019

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, March 31, 2019	51	$1	85,000	$85	110,727,163	$110,726	$5,230,229	$(12,946,153))	$(7,605,112)

Issuance of preferred stock	—	1	15,000	15	—	—	(15)	—	—

Issuance of common stock					4,200,000	4,200	11,760		15,960

Conversion of notes to equity	—	—	—	—	23,182,118	23,182	100,010	—	123,192

Put premiums reclassified in note conversions post-merger	—	—	—	—	—	—	41,529	—	41,529

Net loss for the three months ended June 30, 2019	—	—	—	—	—	—	—	(165,752))	(165,752)

Other comprehensive loss	—	—	—	—	—	—	—	—)	(2,085)

Balance, June 30, 2019	51	$1	100,000	$100	138,109,281	$138,108	$5,383,513	$(13,113,990))	$(7,592,268)

F-14

Condensed Consolidated Statement of Changes in of Stockholders’ Deficit For the Three and Six Months Ended June 30, 2019

(Unaudited)

For the Six Months Ended June 30, 2019

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid In	Accumulated	Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2018	—	$—	—	$—	—	$—	$—	$—	$—

Recapitalization due to merger	51	1	85,000	85	92,497,617	92,496	5,160,156	(12,689,941)	(7,437,203)

Issuance of series B preferred stock, for services	—	—	15,000	15	—	—	(15)	—	—

Issuance of common stock, for compensation	—	—	—	—	4,200,000	4,200	11,760	—	15,960

Conversion of notes to equity post-merger	—	—	—	—	41,411,664	41,412	141,299	—	182,711

Put premiums reclassified in note conversions post-merger	—	—	—	—	—	—	70,313	—	70,313

Net loss for the six months ended June 30, 2019	—	—	—	—	—	—	—	(421,964))	(421,964)

Other comprehensive loss	—	—	—	—	—	—	—	—	(2,085)

Balance, June 30, 2019	51	$1	85,000	$85	110,727,163	$110,726	$5,230,229	$(12,946,153)	$(7,605,112)

See accompanying notes to the condensed consolidated financial statements

F-15

Grow Solutions Holdings, Inc.

Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2019

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(421,964)
Adjustments to reconcile net loss to net cash used in operating activities:
Derivative expense	598,429
Gain on debt extinguishment	(183,069)
Notes issued for expenses	10,383
Common stock issued for compensation	15,960
Common stock issued for expenses	2,150
Accretion of debt issuance and discount costs	47,390
Change in fair value of derivative liabilities	(151,311)
Changes in operating assets and liabilities:
Accrued settlement costs	(500,000)
Derivative liability	16,335
Accounts payable and accrued expenses	407,523
Net Cash Used In Operating Activities	(158,174)

CASH FLOWS FROM FINANCING ACTIVITIES:

Issuance of convertible notes	160,000
Net Cash Provided by Financing Activities	160,000

Net Increase in Cash	1,826

Cash - Beginning of Period	—

Cash - End of Period	$1,826

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for interest and taxes:	$—

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Put premiums reclassified to additional paid in capital on conversion of notes	$70,313
Stock issued upon conversion of notes and accrued interest	$123,192

See accompanying notes to the condensed consolidated financial statements

F-16

GROW SOLUTIONS HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

(UNAUDITED)

Note 1 — Organization and Operations

Grow Solutions Holdings, Inc. (formerly known as LightTouch Vein & Laser, Inc. and Strachan, Inc.) (the “Company”) was organized under the laws of the State of Nevada on May 1, 1981. The Company provided indoor and outdoor gardening supplies to the rapidly growing garden industry.

The Merger

Effective April 28, 2015, the Company entered into an Acquisition Agreement and Plan of Merger (the “the Merger”) with Grow Solutions, Inc., a Delaware corporation (“Grow Solutions”) and LightTouch Vein & Laser Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“LightTouch Acquisition”). Under the terms of the Merger, Grow Solutions merged with LightTouch Acquisition and became a wholly owned subsidiary of the Company. The Grow Solutions’ shareholders and certain creditors of the Company received 44,005,000 shares of the Company’s common stock in exchange for all of the issued and outstanding shares of Grow Solutions. Following the closing of the Grow Solutions Agreement, Grow Solutions’ business became the primary focus of the Company and Grow Solutions management assumed control of the management of the Company with the former director of the Company resigning upon closing of the Agreement. Shareholders maintained 1,886,612 shares as part of the recapitalization.

As a result of the Merger, the Company discontinued its pre-Merger business. The Merger was accounted for as a “reverse merger,” and Grow Solutions, was deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Merger are those of Grow Solutions and recorded at the historical cost basis and the consolidated financial statements after completion of the Merger include the assets and liabilities of Grow Solutions, historical operations of the Company, and operations of the Company and its subsidiaries from the closing date of the Merger. As a result of the issuance of the shares of the Company’s Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended. All historical share amounts of the accounting acquirer were retrospectively recast to reflect the share exchange.

The Acquisition

Effective May 13, 2015 (the “Closing Date”), the Company entered into an Acquisition Agreement and Plan of Merger (the “OneLove Agreement’) with Grow Solutions Acquisition LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Grow Solutions Acquisition”), One Love Garden Supply LLC, a Colorado limited liability company (“OneLove”), and all of the members of OneLove (the “Members”). On the Closing Date, OneLove merged with Grow Solutions Acquisition and became a wholly owned subsidiary of the Company. The Consideration provided to the Members was in exchange for all of the issued and outstanding membership interests of OneLove. Following the Closing Date, OneLove’s business was acquired by the Company and the Company’s management assumed control of the management of OneLove with the former managing members of OneLove resigning from OneLove upon closing of the OneLove Agreement. The Company recorded the purchase of OneLove using the acquisition method of accounting as specified in ASC 805 “Business Combinations.” The Company entered into subsequent acquisitions in 2016 and 2017 acquiring business assets in furtherance of then current business plans.

During the third quarter of 2017, the Company ceased operations and surrendered control to its senior creditor. During 2018 no business operations were conducted.

F-17

Reverse Merger and Recapitalization

On March 5, 2019, the Company entered into a securities exchange agreement with the shareholders of Pure Roots Holding, Ltd., representing 100% of the outstanding shares thereof (collectively the “Seller ”), and Pure Roots Holding, Ltd., a Wyoming corporation (“ PRH ”), whereby the Company purchased from the Seller, 100% of the issued and outstanding restricted common stock of PRH in exchange for 85,000 restricted shares of the Company’s newly created Series B Preferred Stock (the “ Series B Preferred Stock ”). The Seller subsequently distributed the Series B Preferred Stock of the Company to the shareholders of PRH.

The shares of Series B Preferred Stock have a par value of $0.001 and a liquidation value of $1,000 per share (the “Series B Liquidation Value”) and each share is convertible into 2,833 shares of common stock (the “Conversion Ratio”). The holders of shares of the Series B Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Nevada law, at an annual rate equal to 8% of the Series B Liquidation Value of such shares of Series B Preferred Stock, and shall accrue from the date of issuance of such shares of Series B Preferred Stock, payable quarterly in common stock valued at the closing trade price per share on the last trading day of the calendar quarter.

The holders of Series B Preferred Stock rank senior to the Company’s common stock and Series A preferred Stock and will vote together with the holders of the Company’s common stock on an as-converted basis on each matter submitted to a vote of holders of common stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a holder shall be equal to one (1) vote for each share of common stock into which such holder’s outstanding shares of Series B Preferred Stock may be converted. Each holder shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Company’s bylaws. As a result of the issuance of the Series B Preferred Stock, there was a change in control of the Company as of the date of consummation of the Merger

On March 5, 2019, Chad Fischl, acquired control of 51 shares of the Series A Preferred Stock of the Company, representing 100% of the Company’s total issued and outstanding Series A Preferred Stock, from TCA Share Holdings, LLC a Limited Liability Company, in exchange for agreeing to become the President, Chief Executive Officer (CEO) and a Director.

The common stockholders of GRSO before the Merger (“Predecessor”) retained 92,497,617 shares of common stock, par value $0.001 per share. Upon the effectiveness of the Merger, the holders of the Predecessor’s Series A Preferred Stock tendered all 51 of the issued and outstanding Series A Preferred Stock to Chad Fischl. The Series A Preferred Stock has voting rights such that the 51 shares equates to 96,268,926 voting shares which represents 51% of the common voting rights, therefore the tender of the Series A Preferred Stock pursuant to the Merger, coupled with the issuance of the Series B Preferred Stock provides for the CEO to have majority control over the Company as of the date of consummation of the Merger.

On March 5, 2019, in connection with the Chief Financial Officer Resignation, the Board appointed Mr. Wayne Hansen as Chief Financial Officer, effective March 5, 2019, and as a Director of the Company.

The Merger is being accounted for as a “Reverse Business Combination,” and PRH is deemed to be the accounting acquirer in the merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of PRH, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of GRSO, historical operations of PRH and combined operations of PRH and GRSO from the Closing Date of the Merger.

The Company evaluated the substance of the merger transaction and found it met the criteria for the accounting treatment of a reverse merger under ASC 805(Business Combinations)-40-45 (Reverse Acquisition and Other Presentation Matters) and accordingly consolidate the operations of PRH and GRSO and the financial condition from the closing date of the transaction.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes. The historical financial statements of GRSO before the Merger will be replaced with the historical financial statements of PRH before the Merger in all future filings.

F-18

As PRH was a start-up venture, there were no operations, and no asset or liabilities; consequentially no comparative balance sheet, statement of operations, statement of changes in stockholder deficit or statement of cash flows is presented for the prior period. The financial condition and operating results of the combined entities since March 5, 2019, are included in the condensed consolidated financial statements for the six months ended June 30, 2019.

The Company’s new businesses are based on design, development, manufacture, sales and distribution of licensed technologically advanced systems for organic and other agricultural products farming “AeroPods”. The AeroPod offers a high efficiency grow solution having scalable, secure and low carbon footprint characteristics. The new business commenced operations during the six months ended June 30, 2019.

Note 2 — Going Concern and Management’s Plan

The Company has elected to adopt early application of ASU No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2019, the Company has incurred a net loss of $484,964. The working capital deficit, stockholders’ deficit and accumulated deficit was $7,592,268, $7,592,268, and $13,111,905, respectively, at June 30, 2019. The Company has received a default notice on its payment obligations under the senior secured credit facility agreement (see Note 4), defaulted on its other pre-merger debt and has received demands for payment of past due amounts from creditors, consultants and service providers. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to implement a new business plan, raise additional capital as needed from the sales of stock or debt or find a partner to merge with. The Company has been implementing cost-cutting measures and restructuring or setting up payment plans with vendors and is working to restructure its secured obligations. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 — Summary of Significant Accounting Policies Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Pure Roots Holding Corp. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for bad debt on accounts receivable, reserves on inventory, valuation of goodwill and intangible assets for impairment analysis, valuation of the legal settlement reserve, valuation of stock-based compensation, the valuation of derivative liabilities and the valuation allowance on deferred tax assets.

F-19

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal and/or Canadian depository insurance coverage of $250,000 and Can$100,000, respectively. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2019, the Company had cash of $1,826. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”) and/or Canadian Depository Insurance Corporation (“CDIC”).

Debt Discount and Debt Issuance Costs

Debt discounts and debt issuance costs incurred in connection with the issuance of debt are capitalized and amortized to interest expense based on the related debt agreements using the straight-line method. Unamortized discounts are netted against long-term debt.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Derivative Liabilities

The Company has certain financial instruments that are derivatives or contain embedded derivatives. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on extinguishment.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

F-20

The Company adopted Section 815-40-15 of the FASB ASC (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option pricing model to compute the fair value of the derivative and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation –Stock Compensation “, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. The Company utilizes the Black-Sholes option pricing model and uses the simplified method to determine expected term because of lack of sufficient exercise history. Additionally, effective October 1, 2016, the Company adopted the Accounting Standards Update No. 2016-09 (“ASU 2016-09”), Improvements to Employee Share-Based Payment Accounting. Among other changes, ASU 2016-09 permits the election of an accounting policy for forfeitures of share-based payment awards, either to recognize forfeitures as they occur or estimate forfeitures over the vesting period of the award. The Company has elected to recognize forfeitures as they occur, and the cumulative impact of this change did not have any effect on the Company’s consolidated financial statements and related disclosures.

Loss Per Share

Basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for the three and six months ended June 30, 2019 presented in these condensed consolidated financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. The Company had 473,871,775 potentially dilutive shares as of June 30, 2019. It should be noted that contractual agreements with convertible note holders generally limit the holder to 4.99% or 9.99% of outstanding shares. At the 9.99% of current outstanding common shares the aggregate common shares of those potential shareholders would be limited to 123,188,890.

F-21

The Company had the following common stock equivalents at June 30, 2019:

June 30, 2019
Convertible notes payable	473,230,019
Options
Warrants	166,756
Totals	473,871,775

Income Taxes

The Company accounts for income taxes under ASC Topic 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on July 19, 2018, no evaluation was performed for the 2018 tax year, which will be the only period subject to examination upon filing of appropriate tax returns.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered. If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the condensed consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the condensed consolidated statements of income and comprehensive income (loss). If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined its subsidiary’s local currency (i.e. the Canadian dollar) to be the functional currency for its foreign subsidiary.

F-22

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company has evaluated events that occurred subsequent to June 30, 2019 and through the date the financial statements were issued.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. The main provisions of ASU No. 2016-02 require management to recognize lease assets and lease liabilities for all leases. ASU 2016-02 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous release’s guidance. The result of retaining a distinction between finance leases and operating leases is that under the lessee accounting model, the effect of leases in the statement of comprehensive income and the statement of cash flows is largely unchanged from previous U.S. GAAP. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, (early adoption is permitted) including interim periods within those fiscal years. The Company is reviewing this pronouncement and believes adoption of this standard will not have a material impact on the Company’s consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The adoption of this principle did not have an effect on the Company’s Statement of Cash Flows.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other than Inventory”, which eliminates the exception that prohibits the recognition of current and deferred income tax effects for intra-entity transfers of assets other than inventory until the asset has been sold to an outside party. The updated guidance is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption of the update is permitted. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2016, the FASB issued ASU 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. The amendments in this Update affect the guidance in Update 2014-09. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. Based on the Company’s analysis the Company did not identify a cumulative effect adjustment for initially applying the new revenue standards.

In June 2018, the FASB issued ASU 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which expands the scope of Topic 718 to include all share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 specifies that Topic 718 applies to all share-based payment transactions in which the grantor acquires goods and services to be used or consumed in its own operations by issuing share-based payment awards. ASU 2018-07 also clarifies that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted, but no earlier than our adoption of ASC 606. The Company chose to early adopt ASU 2018-07 in July 2018. The adoption of this standard had no impact on the Company’s consolidated financial statements and related disclosures.

F-23

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Note 4 — Convertible notes

Since February 2019, the Company has been working with advisors and creditors to restructure outstanding debt under the TCA loan facility including amounts outstanding with L2 among other creditors. Management believes that amounts recorded as debt and settlement reserves related to notes are adequate to cover the expected settlements.

Senior Debt – TCA and L2

Effective December 7, 2015, the Company closed a Credit Agreement (the “Credit Agreement”) by and among the Company, as borrower, Grow Solutions, Inc. and One Love Garden Supply LLC as joint and several guarantors (such guarantors, collectively, the “Subsidiaries” and together with the Company, the “Borrowers”) and TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, as lender (“TCA”). Pursuant to the Credit Agreement, TCA agreed to loan the Company up to a maximum of $3,000,000 for the Company’s product division, construction and renovation of two stores, and inventory. An initial amount of $950,000 was funded by TCA at the closing of the Credit Agreement. Any increase in the amount extended to the Borrowers shall be at the discretion of TCA.

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”) and the repayment of the Revolving Note is secured by a first position security interest in substantially all of the Company’s assets in favor of TCA, as evidenced by a Security Agreement by and between the Company and TCA (the “Company Security Agreement”) and a first position security interest in substantially all of the Subsidiaries’ assets in favor of TCA, as evidenced by a Security Agreement by and among the Subsidiaries and TCA (the “Subsidiaries Security Agreement” and, together with the Company Security Agreement, the “Security Agreements”). The Revolving Note, ,in the original principal amount of $950,000, is due and payable, along with interest thereon, on June 7, 2017 (the “Maturity Date”), and bears interest at the rate of 18% per annum, with the first four months of payments by the Company under the Revolving Note being interest only. Upon the occurrence of an Event of Default (as defined in the Credit Agreement) the interest rate shall increase to the Default Rate (as defined in the Credit Agreement).

Upon the occurrence of an Event of Default or mutual agreement between TCA and the Company, at the sole option of TCA, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of the Company’s common stock during the five trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of the Company’s outstanding common stock upon any conversion.

As further consideration for TCA entering into and structuring the Credit Agreement, the Company issued 3,250,000 of restricted common stock of the Company. In addition, TCA charged an advisory fee of $325,000, as an amendment to the original credit agreements which was recorded as a liability and debt discount which was fully charged to interest expense and liability was capitalized as additional principal.

In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. The initial derivative liability was determined to be $606,386, since the issuance of the note there were 2 assignments as discussed below and periodic changes in fair market value resulting in a derivative liability balance of $265,384 which was reclassified to put premium. All debt discounts recorded were recognized as interest expense with regular accretion and final write-off of the remaining balance due to the note amendment as outlined below.

F-24

Amendment of TCA Credit Agreement

On February 14, 2017, the Company entered into a First Amendment to Credit Agreement (the “Amended Agreement”) by and between the Company and TCA. Pursuant to the Amended Agreement, the Original Note was severed, split, divided and apportioned into two separate and distinct replacement notes consisting of (i) First Replacement Note A, evidencing principal indebtedness of $325,000 which was executed and delivered by the Company as the first purchase tranche paid by the Assignee (as defined below) to TCA, and (ii) First Replacement Note B evidencing the reduced outstanding balance of principal indebtedness of $876,441.25 (collectively, First Replacement Note A and First Replacement Note B, the “Replacement Notes”). The Replacement Notes replaced and superseded the Original Note in its entirety by substituting one evidence of debt for another without extinguishing the indebtedness and obligations evidenced under the Original Note.

On March 23, 2017, a second note for $300,000 was assigned by TCA to L2. Leaving a principal balance due to TCA note of $576,441. Subsequently TCA capitalized the interest and penalties.

On October 13, 2017, TCA notified the Company that there was a continuing and uncured default for non-payment.

On February 21, 2018, final results of an auction for the Company’s inventory and other assets were reported to the beneficial owner of those assets. The auctioned assets were pledged to TCA under various loan documents dated December 7, 2015. The proceeds of $141,364 less expenses were remitted to the State of Colorado for sales tax due ($100,734) and to TCA ($17,824). The amount remitted to the State of Colorado was analyzed and applied against amounts payable. The remittance to TCA was applied against amounts due under the terms of the note including any default costs allowable.

Debt Purchase Agreement

On February 15, 2017 (the “Effective Date”), the Company entered into a Debt Purchase Agreement (the “Debt Purchase Agreement”) by and among the Company, TCA, and L2 Capital, LLC, a Kansas limited liability company (the “Assignee”). Pursuant to the Debt Purchase Agreement, on the Effective Date, TCA sold and assigned to Assignee, TCA’s right, title and interest in and to the monetary obligations evidenced under Replacement Note A thereby reducing the TCA outstanding principal indebtedness. Assignee shall subsequently purchase from TCA the remaining debt evidenced by First Replacement Note B in purchase tranches. The indebtedness underlying the Replacement Notes are evidenced by a newly issued 10% Senior Replacement Convertible Promissory Note.

Total assignments to L2 were $600,000 before the arrangement was terminated. The balances of principal and accrued interest due to TCA are $741,874 and $244,147 as of June 30, 2019, with $128,801 of put premium recorded as liabilities.

Issuance of 10% Senior Replacement Convertible Promissory Note

On February 15, 2017, the Company issued a 10% Senior Replacement Convertible Promissory Note (the “L2 Note”) to the Assignee in the principal amount of $1,201,441.25. The initial principal amount under the L2 Note is $325,000, representing the first tranche purchased by Assignee under First Replacement Note A and such amounts shall increase in tranches upon the purchase of such tranches by the Assignee from TCA pursuant to the Debt Purchase Agreement. The maturity date for each tranche shall be six months from that date of the purchase of that tranche and the Company shall pay interest to the Assignee on the aggregate unconverted and then outstanding principal amount of the L2 Note at the rate of 10% per annum. The first tranche of $325,000, was fully converted in prior periods.

F-25

The L2 Note is convertible at any time, in whole or in part, at the option of the holder into shares of common stock of the Company at a conversion price equal to 62.5% of the lowest closing bid price of the common stock in the prior twenty (20) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events.

Additionally, the terms under the L2 Note include make-whole rights whereby upon liquidation by the Assignee of the shares converted under the L2 Note, provided that the Assignee realizes a net amount from such liquidation equal to less than the conversion amount specified in the relevant conversion notice (such net realized amount, the “Realized Amount”), the Company shall issue to the Assignee additional shares of common stock of the Company equal to: (i) the conversion amount; minus (ii) the Realized Amount; divided by (iii) the average volume weighted average price of the Company’s common stock during the five (5) business days immediately prior to the date upon which the Assignee delivers notice to the Company that such additional shares are requested by the Assignee (the “Make-Whole Shares”). Following the sale of the Make-Whole Shares by the Assignee: (i) in the event that Assignee receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant conversion notice, is less than the conversion amount specified in the relevant conversion notice, Assignee shall deliver an additional make-whole notice to the Company and the Company obligation to issue Make-Whole Shares shall continue until the conversion amount has been fully satisfied; and (ii) in the event that Assignee received net proceeds from the sale of Make-Whole Shares in excess of the conversion amount specified in the relevant conversion notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in excess of the conversion amount specified in the relevant conversion notice.

On March 23, 2017, the Company issued a second tranche note to L2 (L2-2) for $300,000. The initial derivative liability was determined to be $230,589, which was reclassified to put premium. $180,000 of the put premium was allocated to the note. Debt discounts recorded were fully recognized as interest expense during prior periods. Following multiple conversions to common stock the original principal of the note has been reduced to $211,261, put premium balance is $126,757 and accrued interest is $51,479, at June 30, 2019.

Private Placement - Debt Offering 2016

During the year ended December 31, 2016, the Company entered into an agreement for the issuance of convertible notes to third party lenders for aggregate proceeds of $1,117,000. The notes accrue interest at 12% per annum maturing two years from issuance. The notes are convertible into shares of common stock at a conversion price of $0.80. These notes were analyzed, and no derivative liability has been recognized due to the fixed conversion price. One investor has assigned $110,000, of their note to a third party and the assigned note was restated as described below under note changes. The balance of the principal and accrued interest is $1,007,000 and $358,509, respectively at June 30, 2019.

Debt Issued During the Year Ended December 31, 2017

On December 15, 2016, the Company entered into an agreement for the issuance of a convertible note to a third-party lender for $285,775 with an original issue discount of $37,275. The note accrues interest at 8% per annum maturing on December 15, 2017. The notes are convertible into shares of common stock at a conversion price equal to approximately 58% of the average of the lowest 3 trading prices for the common stock during the 20-day trading period ending on the latest and complete trading day prior to the conversion. The Note is convertible following 180 days from the Issuance Date, in whole or in part, at the option of the Purchaser into shares of common stock of the Company at a conversion price equal to 58% of the lowest closing price of the common stock in the prior twenty (20) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. Notwithstanding the foregoing, the minimum conversion price under the Note is $0.20 (the “Floor Price”), provided that, at any time following 180 days from the Issuance Date, if the closing price of the common stock of the Company is equal to or less than the Floor Price for two consecutive trading days, the Floor Price will extinguish and be of no further force or effect. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. The initial derivative liability was determined to be $286,583, since the issuance of the note periodic changes in fair market value resulted in a derivative liability balance of $222,411, which was reclassified to put premium in conjunction with the note restructuring on July 14, 2017. Debt discounts of $202,783 were fully recognized as interest expense upon note restructure. In accordance with the terms and conditions of the Note, the Company irrevocably authorized the Purchaser’s right to withdraw $1,190 from the Company’s bank account on each business day, until the amounts due under the Note are satisfied in full. At the sole discretion of the Purchaser, the Company may prepay in cash any portion of the principal amount of the Note and any accrued and unpaid interest in accordance with the terms and conditions of the Note.

F-26

The note was restructured on July 14, 2017 as discussed below.

Carebourn Capital Debt Refinancing

On July 14, 2017 (the “Effective Date”), the Company and the Purchaser Agreed to cancel the Purchase Agreement, the Note and the related transaction documents and refinanced the original loan by the Company’s issuance of a Convertible Promissory Note dated the Effective Date (the “Note”). The principal amount of the Note is $262,877.42, the Purchase Price is $228,589.06, and the Company received $50,000 in proceeds from the Purchaser. The Maturity Date of the Note is July 14, 2018. The balance of the December 15, 2016 note was rolled into the new note for a total note payable balance of $262,877.42 and original debt discount of $34,288.36 was recorded and was fully recognized as interest expense as during prior periods due to the termination of former operations. Additionally, $6,000 was recognized as underwriting and legal expense in conjunction with the restructuring. The note balance put premium and accrued interest were $262,877, $190,360 and $41,081 respectively as of June 30, 2019.

The Note bears interest at a rate of 8% per annum on the aggregate unconverted and then outstanding principal, subject to increase according to the terms and conditions of the Note. The Note is convertible, in whole or in part, at the option of the Purchaser into shares of common stock of the Company at a conversion price equal to 58% of the lowest closing price of the common stock in the prior twenty (20) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. The note conversion terms satisfy the conditions for treatment as stock settled debt in accordance with ASU 450, as such a put premium of $190,360 has been recorded and is included in convertible notes payable with a reclassification adjustment to derivative liabilities.

All derivative liabilities associated with the December 15, 2016 Carebourn note and the related debt discounts were reclassified to put premium accounts and charged to interest expense respectively during the year ended December 31, 2017.

The Power Up Lending Group Ltd Debt Financing

On January 19, 2017 (the “Initial Issuance Date”), the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd. (“Power Up”) pursuant to which the Company sold $125,000 in principal amount of a Convertible Promissory Note (the “Power Up Note”). On or about January 19, 2017, the Company received $121,500 in net proceeds from the sale of the Power Up Note after deducting fees and expenses.

The Power Up Note bears interest at a rate of 8% per annum on the aggregate unconverted and then outstanding principal, subject to increase according to the terms and conditions of the Power Up Note. The Power Up Note is convertible following 180 days from the Initial Issuance Date, in whole or in part, at the option of Power Up into shares of common stock of the Company at a conversion price equal to 61% of the lowest closing bid price of the common stock in the prior ten (10) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. The initial derivative liability was determined to be $109,176, since the issuance of the note periodic changes in fair market value resulted in the derivative liability balance of $99,147, which was reclassified to put premium following the Company’s adoption of ASU 450 for stock settled debt. Debt discounts recorded have been fully recognized as interest expense due to the default notification as of December 31, 2017. Along with the default notification, Power Up charged $62,500 in default charges and the note balance was increased to $187,500, at December 31, 2017. Power Up Lending Group has converted $135,220 of principal at the contracted prices. The balances of principal and put premium were, $52,280, and $32,554, at June 30, 2019.

F-27

The JSJ Investments Inc. Debt Financing

On January 30, 2017 (the “Issuance Date”), the Company issued a 10% Convertible Promissory Note (the “JSJ Note”) in the principal amount of $100,000 in favor of JSJ Investments Inc. (“JSJ”). On or about January 30, 2017, the Company received $98,000 in net proceeds from the sale of the JSJ Note after deducting fees and expenses.

The JSJ Note bears interest at a rate of 10% per annum on the aggregate unconverted and then outstanding principal, subject to increase according to the terms and conditions of the JSJ Note. The JSJ Note is convertible following 180 days from the Issuance Date, in whole or in part, at the option of JSJ into shares of common stock of the Company at a conversion price equal to 60% of the lowest closing bid price of the common stock in the prior ten (10) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. The initial derivative liability was determined to be $102,634, since the issuance of the note periodic changes in fair market value resulted in the derivative liability balance of $95,669, which was reclassified to put premium following the Company’s adoption of ASU 450 for stock settled debt. Debt discounts recorded have been fully recognized as interest expense in conjunction with the termination of the former business. The note balance is $100,000, with $66,667 of put premium and accrued interest is $37,468 at June 30, 2019.

Under the terms and conditions of the JSJ Note, the Company and JSJ agreed to enter into a mutually agreed upon Leak-Out Agreement whereby JSJ shall not sell more than the greater of (i) 20% of the trading volume per week or (ii) $20,000 in shares of common stock per week.

The Cicero Consulting Group, Inc. Debt Financing

On February 8, 2017 (the “Issuance Date”), the Company, entered into a Securities Purchase Agreement with Cicero Consulting Group, LLC (“Cicero”) pursuant to which the Company sold $50,000 in principal amount of a Convertible Promissory Note (the “Cicero Note”). On or about February 8, 2017, the Company received $50,000 in net proceeds from the sale of the Cicero Note. The Cicero Note and the shares of common stock of the Company issuable upon conversion of the Cicero Note are collectively referred to herein as the “Securities.”

The Cicero Note bears interest at a rate of 12% per annum on the aggregate unconverted and then outstanding principal, subject to increase according to the terms and conditions of the Cicero Note. The Cicero Note is convertible at any time from the Issuance Date, in whole or in part, at the option of Cicero into shares of common stock of the Company at a conversion price equal to 70% of the lowest closing bid price of the common stock in the prior five (5) trading days, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. In connection with the issuance of this Note, the Company determined that the terms of the Note contain a conversion formula that caused variations in the conversion price resulting in the treatment of the conversion option as a bifurcated derivative to be accounted for at fair value. The initial derivative liability was determined to be $37,124, since the issuance of the note periodic changes in fair market value resulting in the derivative liability balance being reclassified to put premium in conjunction with the Company’s adoption of ASU 450 during the year ended December 31, 2017. Debt discounts recorded have been fully recognized as interest expense due to termination of operations during the year ended December 31, 2017. The note principal is $50,000, with $21,429, of put premium and accrued interest of $13,496 as of June 30, 2019.

Note issued for past due legal fees

F-28

On October 26, 2017, the Company issued a convertible note payable to Lucosky Brookman LLP for $378,461. The note was issued for unpaid legal services. The note has 8% annual interest and matures on October 26, 2018. The note has a default interest rate of 18%. The note and accrued interest can be converted into common stock and 60% of the average lowest 3 trading prices in the 10 trading days prior to conversion. In accordance with ASU 450, the Company is treating the note conversion feature as stock settled debt and a put premium of $252,307, has been recorded. The note principal was charged to accounts payable and settlement reserve. At June 30, 2019, the principal, put premium and accrued interest balances are $378,461, $252,392 and $98,792 respectively.

Promissory Note

On May 25, 2017 (the (“Issuance Date”), the Company, issued a Promissory Note to Brandi Blank (an individual investor) in the principal amount of $100,000 (the “note”). The Company received $100,000 in net proceeds from the sale of the note. The note is due on demand 180 days from the Issuance Date (the “Maturity Date”). Payment by the Company to Lender under the terms of the note may be made in either cash or common stock of the Company, at the option of the Lender. In the event the Company repays the note in common stock, such common stock will be issued at a price equal to the closing price of the Company’s common stock on the Maturity Date (the “Conversion Price”). The note bears interest at a rate of fifteen percent (15%) per annum, to be accrued through the Maturity Date. Interest may be paid in cash or common stock of the Company at the option of the Lender on the Maturity Date at the Conversion Price. Additionally, the Company will issue the Lender shares of common stock in an amount equal to thirty three percent (33%) of the outstanding balance of principal and interest under the note within 10 days of the issuance date. The obligation to issue stock was treated as warrant for 494,012 shares of stock with an exercise price of $.0668, having a fair market value of $19,530 which was credited to additional paid in capital with a corresponding charge to debt discount and subsequently charged to interest expense due to the termination of operations during the year ended December 31, 2017. Subsequent changes to fair market value will be recognized on each reporting date. The value of the warrant was remeasured on June 30, 2019 and was not material for adjustment. Principal and accrued interest balances are $100,000 and $31,480 at June 30, 2019.

Below is summary of notes with conversion features issued prior to December 31, 2018, and are currently in default:

Name of Note holder	Original Note Amount	Principal	Put Premium	Accrued Interest
		June 30, 2019	June 30, 2019	June 30, 2019
TCA	$1,275,000	$741,874	$128,801	$244,147
L2	$625,000	$211,261	$126,757	$51,479
Carebourn	$262,877	$262,877	$190,360	$41,081
Power Up	$125,000	$52,280	$32,554	$0
JSJ	$100,000	$100,000	$66,667	$37,468
Cicero	$50,000	$50,000	$21,429	$13,496
Lucosky	$378,461	$378,461	$252,306	$98,792
Blank	$100,000	$100,000	$0	$31,480
2016 Debt Offering	$1,117,000	$1,007,000	$0	$358,509
Total Principal and Premium			$3,722,627
Total Interest Accrued				$876,452

The notes listed above have current principal following conversions and restructuring that totals $2,903,753 and related put premiums (as calculated by the Company) of $818,874. Accrued interest presented in the balance sheet includes interest accrued for a vendor settlement. The note issued to TCA has been restructured which is included in the capitalization of interest and fees due. The TCA note was partially assigned to L2. The note reductions through conversions to common stock for Power Up included default penalties of $62,500, following a settlement agreement. The Company believes that claims for default penalties may arise in future periods and has taken those contingent liabilities into consideration in establishing settlement reserves as discussed at Note 8.

F-29

Pre-merger notes (see table and descriptions above):	June 30, 2019
Principal	$2,903,753
Put Premiums on Stock Settled Debt	$818,874
Total pre-merger notes, net	$3,722,627
Post-merger (see descriptions below):
Principal new issues	$192,500
Debt Discount (OID and derivative liabilities)	$(145,111)
Assigned and restated notes	$60,000
Total post-merger notes, net	$107,389
Total convertible notes, net	$3,830,016

Issuance of New Convertible Notes

On March 7, 2019, the Company issued a convertible note payable to Trillium Partners LP for $55,000. The note has $5,000 original issue discount (OID), 10% annual interest and matures on March 31, 2020. The OID will be amortized to interest expense over the life of the note. The note and accrued interest can be converted into common stock and at the lower of $.01 or 50% of the lowest closing bid price in the 20 trading days prior to conversion. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated at issuance to be $155,868, of which $105,868 was charged to derivative expense and $50,000 to debt discount. Debt discount along with OID is amortized to interest expense over the term of the note. At June 30, 2019, the derivative liability decreased to $83,440, with $72,428 credited to fair market value changes. OID and debt discount balances totaled $34,055 following amortization of $20,945 being charged to interest expense.

On March 12, 2019, the Company issued a convertible note payable to Ralph Aiello for $55,000. The note has $5,000 original issue discount (OID, 10% annual interest and matures on March 31, 2020. The interest rate rises to 24% if unpaid after the maturity date. The OID will be amortized to interest expense over the life of the note. The note and accrued interest can be converted into common stock and at the lower of $.01 or 50% of the lowest closing bid price in the 20 trading days prior to conversion. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated at issuance to be $175,012, of which $125,012 was charged to derivative expense and $50,000 to debt discount. Debt discount along with OID is amortized to interest expense over the term of the note. At June 30, 2019, the derivative liability decreased to $97,952, with a $77,060 credited to fair market value changes. OID and debt discount balances totaled $35,562 following amortization of $19,438 being charged to interest expense.

On March 29, 2019, the Company issued a convertible note payable to Oscaleta Partners LLC for $12,500. The note has $2,117 original issue discount (OID), 12% annual interest and matures on March 31, 2020. The OID will be amortized to interest expense over the life of the note. The note and accrued interest can be converted into common stock and at the lower of $.01 or 50% of the lowest closing bid price in the 30 trading days prior to conversion. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated at issuance to be $49,903, of which $39,520 was charged to derivative expense and $10,383 to debt discount. Debt discount along with OID is amortized to interest expense over the term of the note. OID and debt discount balances totaled $8,082 following amortization of $4,418 being charged to interest expense as of June 30, 2019. At June 30, 2019, the note principal and accrued interest were $12,500 and $452, respectively and derivative liability had decreased to $24,835 with a credit to changes in fair market value of $25,068.

On June 6, 2019, the Company issued a convertible note payable to Ralph Aiello for $35,000. The note has: $5,000 original issue discount (OID, 10% annual interest and matures on June 5, 2020. The interest rate rises to 24% if unpaid after the maturity date. The OID will be amortized to interest expense over the life of the note. The note and accrued interest can be converted into common stock and at the lower of $.01 or 50% of the lowest closing bid price in the 20 trading days prior to conversion. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated to be $63,182, with $33,182 charged to derivative expense and $30,000 charged to debt discount. The fair market value decreased by an immaterial amount as of June 30, 2019.

F-30

On June 21, 2019, the Company issued a convertible note payable to Ralph Aiello for $35,000. The note has: $5,000 original issue discount (OID, 10% annual interest and matures on June 5, 2020. The interest rate rises to 24% if unpaid after the maturity date. The OID will be amortized to interest expense over the life of the note. The note and accrued interest can be converted into common stock and at the lower of $.01 or 50% of the lowest closing bid price in the 20 trading days prior to conversion. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated to be $62,648, with $32,648 charged to derivative expense and $30,000 charged to debt discount. The fair market value decreased by an immaterial amount as of June 30, 2019.

Note Assignments

On March 12, 2019, Ralph Aiello (“Aiello”), sold and assigned $50,000 principal and accrued interest from the April 16, 2016 convertible note for $300,000 held, bringing a new principal balance of $250,000. Trillium Partners LP acquired the principal and accrued interest and the note was restated. The note conversion terms state the principal and interest accrued can be converted into common stock at the lower of $.01 or 50% of the lowest closing bid during the 20 trading days preceding the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated at assignment date to be $159,102 and charged to derivative expense and $50,000. At June 30, 2019, the derivative liability increased to $183,094, with a $23,992 charged to fair market value changes.

On June 5, 2019, Ralph Aiello, sold and assigned $30,000 principal and accrued interest from the April 16, 2016 convertible note for $300,000 held, bringing a principal balance of $220,000. Trillium Partners LP acquired the principal and accrued interest and the note was restated. The note conversion terms state the principal and interest accrued can be converted into common stock at the lower of $.01 or 50% of the lowest closing bid during the 20 trading days preceding the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated to be $49,197 with a corresponding charge to derivative expense. At June 30, 2019, no changes were recognized to the related fair market value.

On June 18, 2019, Ralph Aiello, sold and assigned $30,000 principal and accrued interest from the April 16, 2016 convertible note for $300,000 held, bringing a principal balance of $190,000. Trillium Partners LP acquired the principal and accrued interest and the note was restated. The note conversion terms state the principal and interest accrued can be converted into common stock at the lower of $.01 or 50% of the lowest closing bid during the 20 trading days preceding the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated to be $53,900 with a corresponding charge to derivative expense. At June 30, 2019, no changes were recognized to the related fair market value.

Note 5 — Amortizing Notes

Stress Free Capital Inc. Receivable Purchase Agreement

On February 24, 2017 (the “Effective Date”), the Company entered into a Receivable Purchase Agreement (the “Agreement”) with Stress Free Capital, Inc. (“Lender”). Pursuant to the Agreement, the Company sold, assigned and transferred, without recourse (except as specified in the Agreement), and Lender purchased for $250,000 (the “Purchase Price”), the Company’s entire right, title, and interest in $355,000 (the “Purchased Amount”) of each of the Company’s future sales, and credit card receivables owed to the Company from its credit card processors and customers, until the Purchased Amount has been paid to the Lender. Under the terms of the Agreement, the Company irrevocably authorized the Purchaser’s right to withdraw $2,218.75 from the Company’s bank account on each business day, until the amounts due under the Agreement are satisfied in full. To secure the performance of the Company’s obligations under the Agreement, the Company granted the Lender a continuing security interest in all of the Company’s accounts, deposit accounts, chattel paper, goods, inventory, equipment, instruments, causes of action, investment property, documents, and general intangibles, all reserve and reserve accounts maintained by the Company’s credit card processor, all future receivables of the Company, and all other assets and personal property of the Company. Additionally, the Company agreed to issue the Lender common stock of the Company equal to 20% of the Purchase Price under the Agreement. The issuance price of the common stock is calculated by using the average closing price for the previous 20 days from the Effective Date. The note balance was $0, at March 31, 2019. See Note 8

F-31

Power Up Lending Group Ltd. Factoring Agreement

On February 24, 2017 (the “Effective Date”), One Love entered into a Factoring Agreement (the “Agreement”) with Power Up Lending Group Ltd. (“Lender”). Pursuant to the Agreement, One Love, assigned and transferred, without recourse (except as specified in the Agreement), and Lender purchased for $100,000 (the “Purchase Price”), One Love’s entire right, title, and interest in $139,000 (the “Purchased Amount”) of each of One Love’s future sales, and credit card receivables owed to One Love from its credit card processors and customers, until the Purchased Amount has been paid to the Lender. Under the terms of the Agreement, One Love irrevocably authorized the Purchaser’s right to withdraw $1,103.18 from the One Love bank account on each business day, until the amounts due under the Agreement are satisfied in full. To secure the performance of One Love’s obligations under the Agreement, One Love granted the Lender a continuing security interest in all of the One Love’s accounts, deposit accounts, chattel paper, goods, inventory, equipment, instruments, causes of action, investment property, documents, and general intangibles, all reserve and reserve accounts maintained by One Love’s credit card processor, all future receivables of One Love, and all other assets and personal property of One Love. The note balance was $15,003, at June 30, 2019.

AKF Inc. Merchant Agreement 1

On March 8, 2017 (the “Effective Date”), One Love entered into a Merchant Agreement (the “Agreement”) with AKF Inc. (“Lender”). Pursuant to the Agreement, One Love sold, assigned and transferred, without recourse (except as specified in the Agreement), and Lender purchased for net proceeds of $91,975 (the “Purchase Price”), One Love’s entire right, title, and interest in $137,280 (the “Purchased Amount”) of each of the One Love’s future sales, and credit card receivables owed to One Love from its credit card processors and customers, until the Purchased Amount has been paid to the Lender. Under the terms of the Agreement, One Love irrevocably authorized the Purchaser’s right to withdraw $980.57 from One Love’s bank account on each business day, until the amounts due under the Agreement are satisfied in full. To secure the performance of the One Love’s obligations under the Agreement, One Love granted the Lender a continuing security interest in all of the One Love’s accounts, deposit accounts, chattel paper, goods, inventory, equipment, instruments, causes of action, investment property, documents, and general intangibles, all reserve and reserve accounts maintained by One Love’s credit card processor, all future receivables of One Love, and all other assets and personal property of One Love. The note balance was $48,009, at June 30, 2019.

AKF Inc. Merchant Agreement 2

On March 8, 2017 (the “Effective Date”), One Love entered into a Merchant Agreement (the “Agreement”) with AKF Inc. (“Lender”). Pursuant to the Agreement, the One Love sold, assigned and transferred, without recourse (except as specified in the Agreement), and Lender purchased for net proceeds of $95,100 (the “Purchase Price”), One Love’s entire right, title, and interest in $135,993 (the “Purchased Amount”) of each of the One Love’s future sales, and credit card receivables owed to the One Love from its credit card processors and customers, until the Purchased Amount has been paid to the Lender. Under the terms of the Agreement, the One Love irrevocably authorized the Purchaser’s right to withdraw $971.38 from One Love’s bank account on each business day, until the amounts due under the Agreement are satisfied in full. To secure the performance of the One Love’s obligations under the Agreement, the One Love granted the Lender a continuing security interest in all of the One Love’s accounts, deposit accounts, chattel paper, goods, inventory, equipment, instruments, causes of action, investment property, documents, and general intangibles, all reserve and reserve accounts maintained by the One Love’s credit card processor, all future receivables of the One Love, and all other assets and personal property of One Love. The note balance was $35,884, at June 30, 2019.

F-32

Note 5 — Derivative Liabilities

In connection with the private placement and debt transactions during the period ended December 31, 2015, the Company issued 4,955,000 warrants, to purchase common stock with an exercise price of $0.40 and a three-year term. During the year ended December 31, 2016 an additional 166,756 warrants were issued with an exercise price of $.80 and having a three-year term. The Company identified certain put features embedded in the warrants that potentially could result in a net cash settlement in the event of a fundamental transaction, requiring the Company to classify the warrants as a derivative liability. There were 166,756 outstanding and exercisable at June 30, 2019.

During the year ended December 31, 2018, the Company reevaluated the note agreements and determined that all of the conversion features meet the standard for classification of those features as stock settled debt in accordance with ASC 480 – Distinguishing Liabilities from Equity, whereby a put premium is calculated using the stock price discount and recorded as a liability fully recognized as interest expense on the date the issued. The Company has recognized the put premiums as calculated by reclassifying the derivative liabilities and fully amortizing the corresponding debt discounts into interest expense.

During the six months ended June 30, 2019, five new notes were issued, and one note was partially assigned to a third party and the conversion terms were restated. All of these notes contain conversion terms which are variable and therefore the notes include embedded derivatives that must be valued a fair market and revalued as of each subsequent reporting date.

Level 3 Financial Liabilities – Derivative convertible note and warrant liabilities

The following are the major categories of assets and liabilities that were measured at fair value during the six months ended June 30 using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3):

	Quoted Prices In Active Markets for Identical Liabilities (Level 1)		Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)	Balance at June 30, 2019
Embedded conversion feature		$-		$-	$434,433	$434,433
Warrant liability	-		-		384	384
June 30, 2019		$-		$-	$434,817	$434,817

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the six months ended June 30, 2019.

Warrant Liability		Embedded Conversion Feature	Total
Balance – December 31, 2018	384	-	384
Change in fair value of derivative liability	-	(151,311)	(151,311)
Restructuring of notes	-	262,201	262,201
Conversion, gain on extinguishment		(183,069)	(183,069)
Issuance of derivative liabilities	-	336,229	336,229
Included in debt discount	-	170,383	170,383
Balance – June 30, 2019	$384	$434,433	$434,817

F-33

The fair value of the derivative feature of the convertible notes and warrants on the balance sheet date were calculated using a binomial option model valued with the following weighted average assumptions:

	June 30, 2019	January 1, 2018
Risk free interest rate	2.00%	2.00
Dividend yield	0.00%	0.00
Expected volatility	219	278
Remaining term	.25 - 1 year	.74 years

Risk-free interest rate: The Company uses the risk-free interest rate of a U.S. Treasury Note with a similar term on the date of the grant.

Dividend yield: The Company uses a 0% expected dividend yield as the Company has not paid dividends to date and does not anticipate declaring dividends in the near future.

Volatility: The Company calculates the expected volatility of the stock price based on the corresponding volatility of the Company’s peer group stock price for a period consistent with the underlying instrument’s expected term.

Remaining term: The Company’s remaining term is based on the remaining contractual maturity of the instruments.

During the six months ended June 30, 2019, the Company marked the derivative feature of the warrants and the embedded conversion features to fair value and recorded gains of $151,311, relating to the change in fair value.

Note 6 — Stockholders’ Deficit Preferred Stock

Series A Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock, $.001 par value, with such rights, preferences, variations and such other designations for each class or series within a class as determined by the Board of Directors. The preferred stock is not convertible into common stock, does not contain any cumulative voting privileges, and does not have any preemptive rights. 51 shares of preferred stock have been designated as Series A Preferred Stock and issued to an entity controlled by the CEO and the Company’s Board of Directors. The following describes the Series A Preferred Stock designation:

Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

On May 25, 2017 fifty-one (51) shares of Series A Preferred Stock were issued to Grow Solutions Holdings, LLC, a Colorado limited liability company (the “LLC”) controlled equally by each member of the Board of Directors of the Company (the “Board”).

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

F-34

On or about November 2, 2017, TCA instructed the escrow agent (under the pledge agreement) to deliver to TCA the pledged securities (i.e. 51 Series A Preferred shares). Grow Solutions Holdings, LLC the owner of the pledged securities executed an assignment of the securities in favor of TCA’s nominee, thereby granting TCA the majority voting rights. TCA installed Gerard Danos as Interim President and appointed Jacquelyn Gogin and Alyce Schreiber as members of the board of directors of the Company.

On April 13, 2018, TCA filed SEC Form 3, stating it had voting control of 51% of the outstanding common shares of the Company’s stock, through its beneficial ownership of 51 shares of the Series A Preferred stock.

On March 5, 2019, Chad Fischl, acquired control of 51 shares of the Series A Preferred Stock of the Company, representing 100 % of the Company’s total issued and outstanding Series A Preferred Stock, from TCA Share Holdings, LLC a Limited Liability Company, in exchange for agreeing to become the President, Chief Executive.

Series B Preferred Stock

On March 5, 2019, the Secretary of State of the State of Nevada delivered confirmation of the effective filing of the Company’s Certificate of Amendment to its Certificate of Incorporation (the “ Amendment to Certificate ”), which established 100,000 shares of the Company’s Series B Preferred Stock, having such designations, rights and preferences as set forth therein, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and bylaws.

The shares of Series B Preferred Stock, par value of $0.001 and have a liquidation value of $1,000 per share (the “Series B Liquidation Value”) and are convertible into 2,833 shares of common stock (the “Conversion Ratio”), subject to a limitation per beneficial owner of 9.9% of the outstanding common shares. The holders of shares of the Series B Preferred Stock shall be entitled to receive dividends out of any assets legally available, to the extent permitted by Nevada law, at an annual rate equal to 8% of the Series B Liquidation Value of such shares of Series B Preferred Stock, and shall accrue from the date of issuance of such shares of Series B Preferred Stock, payable quarterly in common stock valued at the closing trade price per share on the last trading day of the calendar quarter.

The holders of Series B Preferred Stock rank senior to the Company’s common stock and Series A preferred Stock and will vote together with the holders of the Company’s common stock on an as-converted basis on each matter submitted to a vote of holders of common stock (whether at a meeting of shareholders or by written consent). In any such vote, the number of votes that may be cast by a holder shall be equal to one (1) vote for each share of common stock into which such holder’s outstanding shares of Series B Preferred Stock may be converted. Each holder shall be entitled to notice of all shareholder meetings (or requests for written consent) in accordance with the Company’s bylaws.

On March 11, 2019, the shareholders of PRH, acquired control of 85,000 shares of the Series B Preferred Stock of the Company, representing 85% of the Company’s total issued and outstanding Series B Preferred Stock, in exchange for 100% of the issued and outstanding shares of PRH, per the terms of a Securities Exchange Agreement by and between the Company and PRH. The Series B Preferred shareholders have mutually agreed to defer dividends for the twelve months ending March 4, 2020.

The Company issued Series B Preferred Shares to the following individuals in the amounts indicated:

Chad Fischl, CEO of the Company, - 4,746 Series B Preferred Shares;

Bailey Fischl - 4,746 Series B Preferred Shares;

Clara Fischl - 9,421 Series B Preferred Shares;

Carla Blampin - 9,421 Series B Preferred Shares;

Sharon Branconnier - 9,420 Series B Preferred Shares;

Jolene Branconnier - 9,421 Series B Preferred Shares;

F-35

Norman James Payton - 9,421 Series B Preferred Shares;

Ismail Abdul Fattah - 7,084 Series B Preferred Shares;

Ahmad Abdel Latif Yassine - 7,083 Series B Preferred Shares;

Adrian LaChance - 9,887 Series B Preferred Shares;

Emily LaChance - 2,175 Series B Preferred Shares; and

Carly LaChance - 2,175 Series B Preferred Shares.

On May 31, 2019, the Company issued 15,000 shares of Series B Preferred restricted shares at par value to Trillium Partners, LP for services.

Common Stock

The Company was authorized to issue 100,000,000 common shares with a par value of $0.001 per share. On March 19, 2019 the Company increased the number of authorized shares of stock from 100,000,000 to 2,000,000,000. The Nevada Secretary of State approved the increase.

As of June 30, 2019, there were 138,109,281 shares of our common stock issued and outstanding.

Common Stock Issued for Compensation

On March 5, 2019, the Company’s Board of Directors approved the issuance of 4,200,000 restricted shares of common stock to William Hayde. The stock issuance will be valued at the closing price on the grant date ($.0038) and charged to compensation expense. The shares were issued on June 19, 2019.

Common Stock Issued for Conversion of Notes Payable

On February 11, 2019, Power Up Lending Ltd converted $12,290 of accrued interest and principal, from their note acquired on January 23, 2017, for 4,129,439 common shares at the contracted price of $.00293. The default balance was reduced to $170,321.

On February 19, 2019, Power Up Lending Ltd converted $10,490 of accrued interest and principal, from their note acquired on January 23, 2017, for 3,383,871 common shares at the contracted price of $.0035. The default balance was reduced to $159,832.

On March 18, 2019, Trillium Partners LP converted $14,075 of accrued interest, principal and fees, from the assigned Aiello note acquired on March 12, 2019, for 9,080,645 common shares at the contracted price of $.00155. The principal balance was reduced to $49,000.

On March 19, 2019, Power Up Lending Ltd converted $16,010 of accrued interest and principal, from their note acquired on January 23, 2017, for 4,574,286 common shares at the contracted price of $.0035. The default balance was reduced to $143,822.

On March 27, 2019, Power Up Lending Ltd converted $29,735 of accrued interest and principal, from their note acquired on January 23, 2017, for 4,574,615 common shares at the contracted price of $.0065. The default balance was reduced to $118,305.

On April 23, 2019, Power Up Lending Ltd converted $31,695 of accrued interest and principal, from their note acquired on January 23, 2017, for 4,802,273 common shares at the contracted price of $.0066. The default balance was reduced to $86,610.

On May 22, 2019, Power Up Lending Ltd converted $15,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 2,272,727 common shares at the contracted price of $.0066. The default balance was reduced to $71,610.

F-36

On May 24, 2019, Trillium Partners LP converted $56,497 of accrued interest, principal and fees, from the assigned Aiello note acquired on March 12, 2019, for 11,299,426 common shares at the contracted price of $.005. The principal balance was reduced to $0.

On May 30, 2019, Power Up Lending Ltd converted $5,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 961,538 common shares at the contracted price of $.0066. The default balance was reduced to $67,280.

On June 26, 2019, Power Up Lending Ltd converted $15,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 3,846,154 common shares at the contracted price of $.0039. The default balance was reduced to $52,280.

Options

No options were granted during the six months ended June 30, 2019.

The following is a summary of the Company’s option activity during the period from January 1, 2019 to June 30, 2019:

	Options	Weighted Average Exercise Price
Exercisable – January 1, 2019	475,000	$0.40
Granted	—	$—
Exercised	—	$—
Forfeited/Cancelled	—	$—
Outstanding and Exercisable – June 30, 2019	475,000	$0.40

The Company fully recognized the aggregate grant date fair market value of $486,865 during the year granted, in compensation expense for the stock options, therefore no accretion of residual life value of the options will be recognized in future years, unless more options are granted. The options expire May 25, 2020.

Warrants

No warrants were issued during the three months ended June 30, 2019. The following is a summary of the Company’s warrant activity during the period from January 1, 2019 to June 30, 2019:

	Warrants	Weighted Average Exercise Price
Outstanding – January 1, 2019	166,756	$0.80
Exercisable – January 1, 2019	166,756	$0.80
Granted	—	$—
Exercised	—	$—
Forfeited/Cancelled	—	$—
Outstanding – June 30, 2019	166,756	$0.80
Outstanding and Exercisable – June 30, 2019	166,765	$0.80

F-37

As of June 30, 2019, the total intrinsic value of options outstanding and exercisable was $0.

Note 7 — Related Party Transactions

The Company subleases office and development facilities at cost one of its subsidiaries. The terms are month to month until the Company fully occupies the planned space. The currently monthly payments are $2,700.

The Company has a shared service agreement in place, whereby the CEO and executive officers of the Company and two related party companies are paid through Pure Roots Holding, Corp. a wholly owned subsidiary of the Company.

Note 8 — Commitments and Contingencies

Default on Power Up Lending Ltd Convertible Note

On April 22, 2017, the Company was notified by Power Up Lending Ltd, that the Company’s failure to timely file the December 31, 2016 Form 10K, was a default under the terms of the convertible note and that default penalties and interest now applied to amount outstanding. Default penalties of 50% of the principal amount unpaid amounted to $62,500 the new principal was $187,500. Management has reclassified $62,500 from the reserves for settlement as previously reported on the balance sheet into convertible notes payable. Management believes the current note balance accrued interest and settlement reserves adequately cover the exposure as of June 30, 2019.

Operating Lease

The Company subleases facilities on a month to month basis. The agreement requires monthly payments of $2,700.

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

Except as disclosed below, the Company is unaware of any action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

Consulting Agreement Termination and Settlement Agreement

On or about January 6, 2017, the Company terminated the Consulting Agreement with Cimarron Capital Ltd., a Nevada corporation controlled by Peter Aiello Sr. (“Cimarron”) pursuant to that certain Consulting Agreement by and between the Company and Cimarron, dated January 1, 2015 (the “Cimarron Termination”).

In connection with the Cimarron Termination, the Company and Cimarron entered into a Settlement and Release Agreement dated February 28, 2017 (the “Cimarron Settlement Agreement”). Under the Cimarron Settlement Agreement, the Company and Cimarron agreed to a mutual release of all claims in connection with the Cimarron Consulting Agreement and the Cimarron Termination for payment by the Company to Cimarron in the amount of $5,000 per month for a period of 14 months. Additionally, Cimarron agreed to certain lockup and leak-out provisions with respect to the sale of its shares of common stock of the Company. The Company has not made timely payments in accordance with the Settlement Agreement. The Company has recognized the liability of $70,000 in the settlement reserves and is working with the Board to establish a payment plan for Cimarron and to expedite the final settlement of this matter.

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Ralph Aiello Complaint and Settlement Agreement

The Company was involved in litigation against Ralph Aiello (the “Plaintiff” and together with the Company, the “Parties”). On January 19, 2017, the Plaintiff filed a complaint in the Supreme Court of the State of New York County of Nassau (the “Court”), alleging claims including breach of contract in connection with certain loans made by Plaintiff to the Company in the amount of $500,000 plus interest (the “Dispute”). On March 15, 2017, the Parties filed a Settlement Agreement (the “Settlement Agreement”) with the Court whereby the Company agreed to pay the Defendant $550,000 by September 15, 2018. The Company has not made timely payments in accordance with the Settlement Agreement. The Company is working to establish a payment plan for the Plaintiff and expedite the settlement of the Dispute. As of June 30, 2019, approximately $550,000 has been recognized on the balance sheet under convertible notes payable, accrued interest and settlement reserves.

Bronstein Complaint and Settlement Agreement

The Company was involved in litigation against Tal Bronstein, Kathleen Bronstein, and Milehigh Wholesale Inc. (the “Plaintiffs” and together with the Company, the “Parties”). On May 4, 2017, the Plaintiffs filed a complaint in the District Court, City and County of Denver (the “Court”), alleging claims including breach of contract in connection with the acquisition of Milehigh Wholesale Inc. and the employment of Mr. Bronstein in connection with such acquisition (the “Dispute”). On or about June 14, 2017, the Parties entered into a settlement agreement and release of all claims whereby upon payment by the Company of $16,000 to Plaintiffs by July 14, 2017, Plaintiffs would dismiss with prejudice their claims against the Company and release the Company from any and all claims, known or unknown, on conditions of such payment. On June 23, 2017, counsel for the Plaintiffs filed with the Court a Notice of Settlement with respect to the Dispute. On June 27, 2017, the Court ordered that the Parties file a Stipulated Dismissal within 35 days of the Order (August 1, 2017).

On or about July 10, 2017, the Company notified the Plaintiffs that it would not be able to pay the $16,000 by July 14, 2017 and renegotiated the Settlement Agreement and Release of All Claims (the “Agreement”) as follows: (i) on or before July 14, 2017, Company shall deliver to the office of Plaintiffs’ counsel a Certified check in the amount of $5,000 (ii) on or before August 14, 2017, Company shall deliver to the office of Plaintiffs’ counsel a certified check in the amount of $13,500 (iii) the parties intend that the total amount paid from Company to Plaintiffs will be $18,500 (iv) if Company fail to pay the $13,500 by August 14, 2017, they will pay $100 per day thereafter as an additional penalty payment for each and every day that the $13,500 is not paid until the full amount of $13,500 is paid, or until August 31, 2017 (v) no later than July 17, 2017, Counsel for the Parties will file an unopposed Motion to Extend the time by which they have to file the Stipulated Motion to Dismiss to and including August 31, 2017 (vi) if Company fail to pay the $13,500 by August 31, 2017, they agree that Plaintiffs may then seek a default judgment to enter against the Company in the amount of $21,700, without decrease for the $5,000 expected to be paid on or before July 14, 2017. Further, all attorney fees and costs of collection thereafter shall be paid for by Company. The Company has fully recognized the liability of $21,700 in the settlement reserve as of June 30, 2019.

Alessi Complaint and Dismissal

The Company was involved in litigation against William Alessi (“Alessi”). On February 15, 2017, Alessi filed a complaint in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg (the “Court”), alleging claims including breach of contract or unjust enrichment (the “Dispute”). On July 12, 2017, the Honorable Jeff Hunt presiding over the matter issued an order in favor of the Company dismissing Alessi’s action with prejudice due to the Court’s lack of jurisdiction and further stating that the proper forum for all claims in connection with the Dispute is an American Arbitration Association proceeding. As of June 30, 2019, no further communication had been received from Mr. Alessi or his representatives.

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Default Judgment in Favor of Stress Free Capital, Inc.

On or about August 7, 2018, Stress Free Capital, Inc. received a court ordered judgement, by default, against the Company for unpaid principal, interest and default penalties amounting to $260,800.

Summary Judgement in Favor of Vendor

On October 5, 2018, Sunlight Supply, Inc. presented a motion seeking summary judgement for $219,104, representing unpaid product invoices, interest accrued between October 11, 2017 and October 26, 2018, and attorneys’ fees against One Love Garden Supply, LLC and an individual guarantor. On January 11, 2019, the court granted summary judgement in the favor of the plaintiff. The Company has provided for the amount sought in the summary judgement (including interest of $33,000 since October 27, 2018 to the filing date of this report) in settlement reserves as of June 30, 2019.

Settlement Reached with Former Legal Firm

On February 19, 2019, the Company reached a tentative settlement agreement with the former legal firm providing securities counsel for $426,694, which includes a note issued to the legal firm on October 26, 2017, which has been fully recorded in the amount of $378,460.60 as of December 31, 2017. In addition, the settlement reserve provides for the remaining liability. Once the Company finalizes the settlement terms and amount, any remaining exposure will be recorded as settlement reserves with charge to operations.

Settlement Arrangement for Convertible Note Payable

On April 5, 2019, Power Up Lending Ltd, delivered a conversion notice for 4,802,273 common shares in exchange for $31,695 of principal and accrued interest. The conversion notice was not honored by the transfer agent.

On April 23, 2019, the Company executed a So Ordered Settlement with Power Up Lending Ltd. Under the terms of the settlement the Company will allow conversion of $150,000, (following conversion of $37,500, of principal and default interest), over the following six months and order the transfer agent to reserve 159,090,909, common shares in for the benefit of Power Up Lending Ltd. The principal balance is $52,280 as of June 30, 2019.

Settlement with Advisor and Investor

On June 3, 2019, the Company entered into a settlement agreement with an individual and affiliated unincorporated entities for a maximum amount of $350,000. The individuals and the affiliated entities separately provided personal guarantees on certain liabilities of the Company and provided advisory services. Management believes that the settlement reserves established as of June 30, 2019 are adequate to cover the final settlement.

Settlement Reserves

The Company has provided reserves covering all the contingencies included in this footnote. In addition, there are unallocated reserves of approximately $1,000,000 to cover unasserted claims including termination of the purchase of Organic Hydroponic, abandonment of leased properties and potential default penalties associated with various debt agreement terms. Management reviews claims as asserted and may increase or decrease the amounts reserved periodically. Based on information known as of June 30, 2019, the Company believes the settlement reserves presented in the balance sheet are adequate in all material respects.

Restructuring

On May 31, 2019, the Company executed a written and advisory service agreement that had previously been an oral agreement with Trillium Partners LP for assistance with restructuring the Company, financial reporting and development of operating metrics.

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Note 9 — Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported.

Summary Judgement in Favor of Vendor

On July 5, 2019 the Company received a demand payment notice from the attorneys representing Stress Free Capital LLC for $260,800. The court ordered judgement specified that 36,096,770 common shares be issued to Stress Free Capital LLC in satisfaction of amounts owed for unpaid principal, interest and fees. The order further specified that the share be issued at $.007225. See below for discussion of share issuance.

Note Assignments

On July 10, 2019, Ralph Aiello, sold and assigned $30,000 principal and accrued interest from the April 16, 2016 convertible note for $300,000 held, bringing a principal balance of $160,000. Trillium Partners LP acquired the principal and accrued interest and the note was restated. The note conversion terms state the principal and interest accrued can be converted into common stock at the lower of $.01 or 50% of the lowest closing bid during the 20 trading days preceding the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value will be calculated and recorded.

On July 17, 2019, L2 sold and assigned the balance due under its notes held to Oasis Capital LLC, under the same conversion and other terms of the original L2 contracts.

On August 20, 2019, Ralph Aiello, sold and assigned $25,000 principal and accrued interest from the April 16, 2016 convertible note for $300,000 held, bringing a principal balance of $135,000. Trillium Partners LP acquired the principal and accrued interest and the note was restated. The note conversion terms state the principal and interest accrued can be converted into common stock at the lower of $.01 or 50% of the lowest closing bid during the 20 trading days preceding the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value will be calculated and recorded.

Issuance of Convertible Notes

On July 15, 2019, the Company issued a convertible note payable to Ralph Aiello for $35,000. The note has: $5,000 original issue discount (OID, 10% annual interest and matures on July 14, 2020. The interest rate rises to 24% if unpaid after the maturity date. The OID will be amortized to interest expense over the life of the note. The note and accrued interest can be converted into common stock and at the lower of $.01 or 50% of the lowest closing bid price in the 20 trading days prior to conversion. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value will be calculated and recorded.

Common Stock Issuances

Common Stock Issued for Debt Settlement

On August 9, 2019, the Company issued 36,096,770 unrestricted common shares at $.007225 per share to Stress Free Capital, Inc. in satisfaction of a court ordered judgement against the Company for unpaid principal, interest and default penalties amounting to $260,800. The Company has recognized the judgement amount as well as the loss arising from the difference between market ($.0149) and issuance price of $277,042, was recorded by the predecessor company in its losses on debt extinguishment.

Conversions of Convertible Notes Payable into Common Shares

On July 9, 2019, Power Up Lending Ltd converted $5,000 of accrued interest and principal, from their note acquired on January 23, 2017 , for 1,219,512 common shares at the contracted price of $.0066. The default balance was reduced to $78,305.

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On July 25, 2019, Trillium Partners LP converted $22,049 of accrued interest, principal and fees, from the assigned Aiello note acquired on June 5, 2019, for 6,999,717 common shares at the contracted price of $.00315. The principal balance was reduced to $20,250.

On July 25, 2019, Power Up Lending Ltd converted $15,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 3,409,091 common shares at the contracted price of $.004. The default balance was reduced to $63,305.

On July 29, 2019, Power Up Lending Ltd converted $5,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 1,086,957 common shares at the contracted price of $.0046. The default balance was reduced to $58,305.

On August 14, 2019, Trillium Partners LP converted $14,970 of accrued interest, principal and fees, from the assigned Aiello note acquired on June 18, 2019, for 4,101,312 common shares at the contracted price of $.00365. The principal balance was reduced to $20,250.

On August 15, 2019, Oasis Capital LLC converted $10,000 of principal, interest and default charges from the L2 (assigned to Oasis on July 17, 2019) note dated February 15, 2017, for 3,333,333 shares at the contracted price of $.003.

On August 20, 2019, Trillium Partners LP converted $14,970 of accrued interest, principal and fees, from the assigned Aiello note acquired on June 18, 2019, for 6,773,098 common shares at the contracted price of $.0043. The principal and interest balance were reduced to $0.

On August 26, 2019, Power Up Lending Ltd converted $15,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 2,380,952 common shares at the contracted price of $.0063. The default balance was reduced to $43,305.

On August 28, 2019, Power Up Lending Ltd converted $5,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 819,672 common shares at the contracted price of $.0061. The default balance was reduced to $41,775.

On September 3, 2019, Trillium Partners LP converted $24,346.27 of accrued interest, principal and fees, from the assigned Aiello note acquired on June 5, 2019, for 6,163,613 common shares at the contracted price of $.00395. The principal and interest balance was reduced to $0.

On September 10, 2019, Trillium Partners LP converted $44,620.00 of accrued interest, principal and fees, from the assigned Aiello note acquired on July 10, 2019, for 12,688,060 common shares at the contracted price of $.00395. The principal and interest balance was reduced to $0.

On September 24, 2019, Power Up Lending Ltd converted $15,000 of accrued interest and principal, from their note acquired on January 23, 2017, for 4,285,714 common shares at the contracted price of $.0035. The default balance was reduced to $26,775.

We evaluated subsequent events after the balance sheet date through the date the financial statements were issued. We did not identify any additional material events or transactions occurring during this subsequent event reporting period that required further recognition or disclosure in these financial statements.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.1	Employment Agreement by and between the Company and Chad Fischl, dated March 5, 2019
6.2	Convertible Promissory Note by and between the Company and Ralph Aiello, dated March 12, 2019
6.3	Convertible Promissory Note by and between the Company and Oscaleta Partners, LLC, dated March 29, 2019
6.4	Convertible Promissory Note by and between the Company and Ralph Aiello, dated June 6, 2019
6.5	Convertible Promissory Note by and between the Company and Ralph Aiello, dated July 15, 2019
6.6	Convertible Promissory Note by and between the Company and Ralph Aiello, dated August 26, 2019
6.7	Convertible Promissory Note by and between the Company and Ralph Aiello, dated October 9, 2019
6.8	Manufacturing and License Agreement by and between the Company and FarmBoys Design Corp, dated February __, 2019
11.1	Consent of Law Office of Andrew Coldicutt (included in Exhibit 12.1)
12.1	Opinion of Law Office of Andrew Coldicutt

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Saskatchewan, Canada on December 5, 2019.

(Exact name of issuer as specified in its charter):	Grow Solutions Holdings, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Chad Fischl
Chad Fischl, Chief Executive Officer (Principal Executive Officer).
(Date): December 5, 2019

/s/ Chad Fischl
Chad Fischl, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).
(Date): December 5, 2019

SIGNATURES OF DIRECTORS:
/s/ Chad Fischl	December 5, 2019
Chad Fischl, Director	Date

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